                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LOCKHEED MARTIN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            [LOCKHEED MARTIN LOGO]

                                                                  NOTICE OF 1996
                                                               ANNUAL MEETING OF
                                                                STOCKHOLDERS AND
                                                                 PROXY STATEMENT
                                                                  APRIL 25, 1996

                      Lockheed Martin Corporation
                      6801 Rockledge Drive
                      Bethesda, Maryland 20817

                                                          [LOCKHEED MARTIN LOGO]

Daniel M. Tellep
Chairman of the Board

                                                  March 18, 1996

Dear Fellow Stockholders:

     I look forward to seeing you at Lockheed Martin's Annual Meeting of Stockholders. At the meeting, we plan to report to you on our 1995 activities and the future opportunities that will be afforded us by virtue of our strategic combination with the Loral Corporation.

     We'll also be bidding farewell to eight members of our Board who have served with great distinction in a critically important transition year -- Messrs. A. James Clark, Edwin I. Colodny, Lodwrick M. Cook, James L. Everett, III, Edward L. Hennessy, Jr., Lawrence O. Kitchen, Gordon S. Macklin and David S. Potter. These directors have been real champions for our Corporation and its stockholders. We owe them a great debt of gratitude for the enormous contributions they have made to Lockheed Martin.

     I hope you can attend our annual meeting in person, but, whether or not you plan to attend, please make sure that your shares are represented by completing and returning your proxy card.

                                         Sincerely,

                                         /s/ DANIEL M. TELLEP
                                         ---------------------
                                         Daniel M. Tellep
                                         Chairman of the Board

                            [LOCKHEED MARTIN LOGO]

                              6801 Rockledge Drive
                               Bethesda, MD 20817

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1996

To The Stockholders of Lockheed Martin Corporation:

       The Annual Meeting of Stockholders of Lockheed Martin Corporation will be held on Thursday, April 25, 1996, at 10:30 a.m., local time, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York. Attendance at the meeting will be limited to stockholders of record at the close of business on March 4, 1996 or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date, and invited guests of the Corporation.

       At 10:00 a.m., you are invited to join the directors and management for coffee and conversation. During the meeting, there will also be an opportunity to discuss matters of interest to you as a stockholder of Lockheed Martin Corporation.

       The purposes of the meeting are:

         (1) to elect directors to terms expiring in 1997;

         (2) to ratify the appointment of independent auditors for the year
1996;

         (3) to act upon the management proposal set forth in the attached Proxy Statement;

         (4) to act upon the stockholder proposal set forth in the attached Proxy Statement; and

         (5) to transact such other business as may properly come before the meeting.

       It is important that your shares be represented at the meeting regardless of the number of shares you hold. If you receive more than one proxy card because your shares are registered in different names or addresses, please sign, date and return each card so that all of your shares will be represented. A return envelope has been included for your convenience. You may revoke your proxy at any time before it is voted.

                                           By Order of the Board of Directors

                                           /s/ LILLIAN M. TRIPPETT
                                           -------------------------
                                           Lillian M. Trippett
                                           Corporate Secretary and
                                           Associate General Counsel
March 18, 1996

IMPORTANT

       PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND AND YOU ARE A STOCKHOLDER AS OF THE RECORD DATE, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD, AND A TICKET WILL BE FORWARDED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A PROXY OR A LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE (MARCH 4, 1996).

CONTENTS

                                                                                  PAGE
                                                                                  ----
General Information............................................................     1
Business Combination...........................................................     1
Voting Securities and Record Date..............................................     1
Election of Directors..........................................................     2
Board of Directors.............................................................     5
Security Ownership of Certain Beneficial Owners................................     9
Securities Owned by Management.................................................    10
Compensation of Executive Officers.............................................    12
Stock Price Performance Graph..................................................    26
Ratification of Appointment of Independent Auditors............................    26
Proposed Deferred Management Incentive Compensation Plan.......................    26
Stockholder Proposal...........................................................    29
Miscellaneous..................................................................    31
Exhibit A......................................................................   A-1

PROXY STATEMENT

GENERAL INFORMATION

       The Annual Meeting of Stockholders of Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), will be held at 10:30 a.m. on Thursday, April 25, 1996, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, for the purposes set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments of such meeting.

       Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted by filing with the Secretary of the Corporation prior to the meeting at the Corporation's principal office, or at the Annual Meeting of Stockholders of the Corporation ("Annual Meeting"), an instrument revoking the proxy or a duly executed proxy bearing a later date. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

       The principal office of the Corporation is at 6801 Rockledge Drive, Bethesda, Maryland 20817. This Proxy Statement, the Proxy Card, and the Notice of Annual Meeting will be sent to stockholders commencing on or about March 18, 1996.

BUSINESS COMBINATION

       On March 15, 1995, Lockheed Corporation ("Lockheed") and Martin Marietta Corporation ("Martin Marietta") consummated a transaction pursuant to which each became a wholly owned subsidiary of the Corporation and their businesses were combined (the "Combination"). Subsequent to the Combination, Lockheed, Martin Marietta and certain other subsidiaries were merged with and into the Corporation.

VOTING SECURITIES AND RECORD DATE

       Stockholders of record at the close of business on March 4, 1996 are entitled to notice of and to vote at the Annual Meeting. On January 31, 1996, there were 198,748,774 shares outstanding of the Corporation's Common Stock, $1.00 par value per share ("Common Stock" or "Stock"). Each share is entitled to one vote. Participants in the Corporation's Dividend Reinvestment and Stock Purchase Plan ("Dividend Reinvestment Plan") and certain of the Corporation's benefit plans are entitled to one vote for each share held for the participant's account under each plan. Shares held in accounts under the Dividend Reinvestment Plan are included in the proxy sent to the account owner.

       Shares of Common Stock represented by a properly signed and returned proxy will be considered as attendance by the stockholder at the Annual Meeting for purposes of determining a quorum. Votes at the Annual Meeting will be tabulated by two independent judges of election from First Chicago Trust Company of New York, the Corporation's transfer agent.

       The affirmative vote of a majority of shares outstanding and entitled to vote is required for election of directors and adoption of the proposals set forth below. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Because the Corporation's By-Laws require the affirmative vote of a majority of the votes entitled to be cast at a meeting to authorize action on any matter, abstentions have the effect of a vote against the proposal. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange Rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of the proposal. Votes "withheld" from director-nominees have the effect of a negative vote since a majority of the shares outstanding and entitled to vote is required for election of directors.

       Each participant in the Martin Marietta savings and 401(k) plans may direct the trustee as to the manner in which shares of Common Stock allocated to the plan participant's account are to be voted. If the plan participant does not return a voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

       Each participant in certain Lockheed savings and 401(k) plans will receive an instruction card on which the participant may instruct the trustee as to the voting of the shares allocated to the participant's account. In addition, participants in the Salaried Savings Plan Plus will receive a separate voting instruction card on which the participant may separately instruct the trustee as to the voting of a portion of unallocated shares held by the plan's trust. With respect to any allocated shares for which instructions are not received, the trustee will vote such shares in its discretion. Unallocated shares for which no instructions are received are to be voted by the trustee in the same proportion as unallocated shares for which instructions are received.

       General Electric Company ("GE") is the owner of 20,000,000 shares of the Corporation's Series A Preferred Stock, $1.00 par value per share, constituting all of the issued and outstanding shares of such class. The Series A Preferred Stock is convertible into Common Stock, has a liquidation preference of $50 per share, and is non-voting except in certain circumstances. The Series A Preferred Stock has a conversion price of $34.5525 per share (subject to adjustment in certain circumstances) and will be convertible into 28,941,460 shares (subject to adjustment) or approximately 13 percent of the outstanding shares of Common Stock after giving effect to such conversion (based upon the number of shares of Common Stock outstanding on January 31, 1996). Dividends on the Series A Preferred Stock carry a cumulative preference. In the absence of a dividend declaration, dividends of $0.75 per share per quarter accrue automatically on the Series A Preferred Stock. Further, any dividends not paid during any given dividend period or series of dividend periods accumulate and must be paid to the holder of the Series A Preferred Stock before the holders of Common Stock may receive any dividend. Mr. Edward E. Hood, Jr., retired Vice Chairman and a former director of GE, and Mr. Eugene F. Murphy, President and Chief Executive Officer of GE Aircraft Engines, each of whom are members of the Board of Directors of the Corporation, disclaim beneficial ownership of these shares. GE's principal address is 3135 Easton Turnpike, Fairfield, Connecticut 06341.

ELECTION OF DIRECTORS

       The charter of the Corporation ("Charter") provides that the directors of the Corporation shall be elected to an annual term. The Board of Directors of the Corporation, pursuant to the Corporation's By-Laws, has determined that the number of directors of the Corporation will be seventeen. In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated Norman R. Augustine, Marcus C. Bennett, Lynne V. Cheney, Vance D. Coffman, Houston I. Flournoy, James F. Gibbons, Edward E. Hood, Jr., Caleb B. Hurtt, Gwendolyn S. King, Vincent N. Marafino, Eugene F. Murphy, Allen E. Murray, Frank Savage, Daniel M. Tellep, Carlisle A. H. Trost, James R. Ukropina and Douglas C. Yearley for election to serve as directors of the Corporation until the Annual Meeting of Stockholders of the Corporation in 1997 and until their successors have been duly elected and qualify. Each nominee is currently serving as a director. In the event any of these nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Nominees for Election --
To Terms Expiring in 1997

NORMAN R. AUGUSTINE (60)
Director since 1995. Member of the Executive Committee.

Chief Executive Officer of Lockheed Martin since January 1996 and President since March 1995; Chairman of the Board of Martin Marietta from 1988 to 1995 and Chief Executive Officer from 1987 to 1995; served as director of Martin Marietta from 1986-1995, as Vice Chairman between 1987 and 1988, as President and Chief Operating Officer in 1986 and 1987, as Executive Vice President in 1985 and 1986, and as a Senior Vice President in 1985; director of Phillips Petroleum Company and Procter & Gamble Co.

MARCUS C. BENNETT (60)
Director since 1995.

Senior Vice President and Chief Financial Officer of Lockheed Martin since March 1995; director of Martin Marietta from 1993-1995, Vice President and Chief Financial Officer from 1988 to 1995; Vice President of Finance from 1984 to 1988; Chairman of Martin Marietta Materials, Inc., a majority owned subsidiary of Lockheed Martin; director of LMC Properties, Inc. and Orlando Central Park, Inc., wholly owned subsidiaries of Lockheed Martin; director of Carpenter Technology, Inc.; member of the Financial Executives Institute, MAPI Finance Council and The Economic Club of Washington; director of the Private Sector Council and a member of its CFO Task Force.

LYNNE V. CHENEY (54)
Director since 1995. Member of the Executive and Finance Committees.

W. H. Brady, Jr., Distinguished Fellow at the American Enterprise Institute for Public Policy Research since 1992; served as Chairman of the National Endowment for the Humanities, 1986-1992; director of Reader's Digest Association, Inc., IDS Mutual Fund Group, FPL Group, Inc. and Union Pacific Group Resources, Inc.

VANCE D. COFFMAN (51)
Director since January, 1996.

Executive Vice President and Chief Operating Officer of Lockheed Martin since January 1996; President and Chief Operating Officer of Lockheed Martin Space & Strategic Missiles Sector from March 1995 to December 1995; appointed Executive Vice President of Lockheed in 1992, and President of Lockheed Space Systems Division in 1988.

HOUSTON I. FLOURNOY (66)
Director since 1995. Member of the Audit & Ethics and Nominating Committees.

Special Assistant to the President for Governmental Affairs, University of Southern California, Sacramento, California, since August 1981; Professor of Public Administration, University of Southern California, Sacramento, California, 1981 to 1993; served as Vice President for Governmental Affairs, University of Southern California, Los Angeles, 1978 to 1981; director of Lockheed 1976-1995; director of Fremont General Corporation, Fremont Investment and Loan Corporation, and Tosco Corporation.

JAMES F. GIBBONS (64)
Director since 1995. Member of the Nominating Committee.

Dean of the School of Engineering, Stanford University, Stanford, California, since September 1984; Professor of Electronics, Stanford University, since 1964; director of Lockheed 1985-1995; director of Raychem Corporation, Centigram Communications Corporation, Cisco Systems Incorporated, El Paso Natural Gas Company and Amati Communications Corporation.

EDWARD E. HOOD, JR. (65)
Director since 1995. Member of the Audit & Ethics and Compensation Committees.

Joined General Electric Company in 1957 after service in the U.S. Air Force; elected a Vice President of GE in 1968 and Vice Chairman and Executive Officer of GE in 1979; served as a director of GE from 1980 until his retirement in 1993; director of Martin Marietta 1993-1995; director of FlightSafety International, Inc., The Lincoln Electric Company and Gerber Scientific, Inc.; Chairman Emeritus of the Board of Trustees of Rensselaer Polytechnic Institute; serves as a Trustee of North Carolina State University.

CALEB B. HURTT (64)
Director since 1995. Member of the Finance and Nominating Committees.

Served as President and Chief Operating Officer of Martin Marietta from 1987 until his retirement in January 1990; served as its Executive Vice President in 1987 and a Senior Vice President from 1983 to 1987; director of Martin Marietta 1987-1995; Vice Chairman of the Board of Trustees of Stevens Institute of Technology; served as Chairman of the Board of Governors of the Aerospace Industries Association in 1989 and is a past Chairman of the NASA Advisory Council and of the Federal Reserve Bank, Denver Branch.

GWENDOLYN S. KING (55)
Director since 1995. Member of the Audit & Ethics and Finance Committees.

Senior Vice President of Corporate and Public Affairs for PECO Energy Company (formerly Philadelphia Electric Company) since October 1992; served as Commissioner of the Social Security Administration from August 1989 through September 1992; and as Executive Vice President of Gogol & Associates in Washington, D.C. from March 1988 to July 1989; director of Martin Marietta 1992-1995; director of Monsanto Company; member of the Executive Committees of the Pennsylvania Electric Association, the Philadelphia Convention and Visitors Bureau and the Central Philadelphia Development Corporation.

VINCENT N. MARAFINO (65)
Director since 1995.

Executive Vice President of Lockheed Martin, March 1995 until retirement on December 31, 1995; director of Lockheed 1980-1995; Vice Chairman of the Board and Chief Financial and Administrative Officer of Lockheed, 1988 to 1995; served as Executive Vice President -- Chief Financial and Administrative Officer of Lockheed, 1983 to 1988; served as an executive officer of Lockheed from 1971; director of Rohr, Inc.

EUGENE F. MURPHY (60)
Director since 1995. Member of the Finance and Nominating Committees.

President and Chief Executive Officer of GE Aircraft Engines since 1993; served as President and Chief Executive Officer of GE Aerospace from 1992 to 1993; served as Senior Vice President of GE Communications & Services from 1986 to 1992; director of Martin Marietta 1993-1995; served as a member of President Reagan's National Security Telecommunications Advisory Committee; former Chairman and permanent member of the Board of Directors of the Armed Forces Communications and Electronics Association; member of the Aerospace Industries Association Board of Governors.

ALLEN E. MURRAY (67)
Director since 1995. Chairman of the Compensation Committee.

Served as Chairman of the Board and Chief Executive Officer of Mobil Corporation from 1986 until his retirement on March 1, 1994; director of Martin Marietta 1991-1995; director of Metropolitan Life Insurance Company, Minnesota Mining and Manufacturing Company, Morgan Stanley Group Inc. and St. Francis Hospital; member of the Board of Trustees of New York University; member of the Chase Manhattan Bank International Advisory Committee; honorary director of the American Petroleum Institute; member of The Business Council, The Business Roundtable, The Council on Foreign Relations and The Trilateral Commission.

FRANK SAVAGE (57)
Director since 1995. Member of the Executive and Finance Committees.

Chairman, Alliance Capital Management International, an investment management company, since 1994; Senior Vice President of The Equitable Life Assurance Society of the United States since 1987; Chairman of the Board of Alliance Corporate Finance Group, Inc. since 1993; Chairman of the Board of Equitable Capital Management Corporation, 1992-1993; and Vice Chairman of the Board of Equitable Capital Management Corporation, 1986-1992; director of Alliance Capital Management Corporation, ARCO Chemical Company, Qualcomm Inc., and Essence Communications, Inc.; trustee of Johns Hopkins University and Howard University; director of Lockheed 1990-1995; director of the Council on Foreign Relations and the New York Philharmonic; and former U.S. Presidential appointee to the Board of Directors of U.S. Synthetic Fuels Corporation.

DANIEL M. TELLEP (64)
Director since 1995. Chairman of the Executive Committee.

Chairman of the Board of Lockheed Martin since March 1995; Chief Executive Officer of Lockheed Martin from March 1995 to December 1995. Director of Lockheed from 1987-1995; Chairman of the Board and Chief Executive Officer of Lockheed from January 1989 to March 1995; served as President of Lockheed, August 1988 to December 1988; served as Group President -- Missiles and Space Systems of Lockheed, 1986 to 1988, and President, Lockheed Missiles & Space Company, Inc., a wholly owned subsidiary of Lockheed, 1984 to 1988; served as an executive officer of Lockheed from March 1983; director of First Interstate Bancorp, Southern California Edison Company and SCEcorp.

CARLISLE A. H. TROST (66)
Director since 1995. Member of the Compensation and Executive Committees.

Retired Admiral, U.S. Navy, 1990; Chief of Naval Operations, United States Navy, 1986-1990; served as Commander in Chief, U.S. Atlantic Fleet, Commander U.S. Seventh Fleet, and Deputy Commander in Chief of the U.S. Pacific Fleet; director of Lockheed 1990-1995; director of Louisiana Land and Exploration Company, General Public Utilities Corp., GPU Nuclear Corp., General Dynamics Corporation, Precision Components Corporation and Bird-Johnson Company; Trustee of the U.S. Naval Academy Alumni Association.

JAMES R. UKROPINA (58)
Director since 1995. Chairman of the Finance Committee and a Member of the Audit & Ethics Committee.

Partner of O'Melveny & Myers since 1992; Chairman of the Board and Chief Executive Officer of Pacific Enterprises from 1989 to 1991; director of Lockheed 1988-1995; director of Pacific Mutual Life Insurance Company; member of the Board of Trustees of Stanford University.

DOUGLAS C. YEARLEY (60)
Director since 1995. Member of the Compensation and Finance Committees.

Chairman of the Board, President and Chief Executive Officer of Phelps Dodge Corporation (serving as Chairman and Chief Executive Officer since 1989 and President since 1991); served as Executive Vice President of Phelps Dodge Corporation from 1987 to 1989; served as President of Phelps Dodge Industries, a division of Phelps Dodge Corporation, from 1988 to 1990; served as Senior Vice President of Phelps Dodge Corporation from 1982 to 1986; director of Lockheed 1990-1995; director of Phelps Dodge Corporation, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, Southern Peru Copper Co. and USX Corporation; member of The Business Roundtable, The Business Council and The Conference Board.

BOARD OF DIRECTORS

       The Board of Directors held 11 meetings during 1995, of which 8 were regularly scheduled meetings. Non-employee directors of the Corporation receive $35,000 annually for service on the Board, of which $25,000 is paid in cash and $10,000 is paid in the form of the award of stock units under the Directors Deferred Stock Plan, based on the value of the Corporation's Common Stock at the time of award. Effective September 1, 1995, non-employee directors receive $1,500 for each meeting of the Board of Directors or a committee thereof attended. Prior to September 1, 1995, non-employee directors received $1,000 for each Board of Directors or committee meeting attended. It should be noted that the Corporation's directors discharge their responsibilities throughout the year not only at such Board of Directors and committee meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chairman and the President and others regarding matters of interest and concern to the Corporation. Directors are also reimbursed for expenses in connection with attendance at Board and committee meetings.

       Non-employee directors may defer up to 100 percent of the cash portion of the fees (including committee fees) otherwise payable to the director. A participating director's deferred fees will be distributed (or commence distribution) in January following the year in which he or she ceases to be a director. Fees earned in 1996 may be deferred until 1998 regardless of the director's continuing service on the Board of Directors. Deferral elections are irrevocable and must be made before the beginning of the calendar year in which fees are earned. Interest is credited on deferred amounts. In addition, pursuant to the Directors Deferred Stock Plan, which was approved by the Corporation's stockholders on March 15, 1995, $10,000 of the annual retainer is deferred in the form of stock units on June 1 of each year. Upon retirement, termination of service, death or disability the plan provides that a director's account be distributed in whole shares; fractional shares are payable in cash. At the election of the directors, such distributions may be made in a lump sum or in installments.

       The Board of Directors currently has five standing committees: Audit and Ethics, Compensation, Executive, Finance and Nominating. Non-employee directors receive $5,000 annually for each committee on which they serve. In addition, a non-employee director who serves as Chairman of a Committee receives $4,000 annually, except for the Nominating Committee Chairman who receives $2,000. The non-employee Chairman of the Board receives an additional cash retainer of $40,000 per month, reimbursement of fees associated with professional and social memberships undertaken for the duration of the Chairman's term of office, and reimbursement of relocation expenses.

       All non-employee directors are provided a $100,000 death benefit, which remains available following retirement, except that the benefit is reduced by the amount of life insurance coverage previously provided to a director of Lockheed or Martin Marietta. The benefit will be increased to include the applicable estimated annual amount of taxes associated with the benefit. In addition, each non-employee director is provided travel accident insurance up to $1,000,000 in the event that the director is involved in an accident while traveling on business related to the Corporation.

       A financial counseling program which provides reimbursement for tax and financial planning and tax preparation services is available to directors and officers. The Corporation pays a maximum of $6,000 per director and $10,000 per officer.

       The Directors Charitable Award Plan provides that in the event of the death of a director, Lockheed Martin will make donations to tax-exempt organizations previously recommended by the director up to an aggregate of $1 million. Directors are vested under this plan if (a) they have served for at least five years on the Lockheed Martin Board of Directors, including for this purpose service on the former Lockheed or Martin Marietta Boards of Directors, or (b) their service on the Lockheed Martin Board of Directors is terminated due to death, disability or retirement. Under the terms of the plan, if there is a change in control of the Corporation, all participating directors in the plan shall immediately become vested. As a result of the Combination between Lockheed and Martin Marietta, all directors who served on the Martin Marietta Board of Directors (which originally sponsored the plan) became vested.

       Non-employee directors who leave the Board after serving five or more years on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee, including the portion contributed to the Directors Deferred Stock Plan, in effect on the date of the director's retirement. These amounts will be paid annually to the retired director for a period equal to the number of years that the director served on the Board of Directors. If a director who has completed at least five years of service on the Board of Directors retires at the mandatory retirement age under the Corporation's By-Laws, the payment will be made on an annual basis for the director's life. Upon the death of an active director or a retired director receiving benefits, annual payments will be paid to the director's beneficiary for a maximum period of twenty years. In determining eligibility for benefits and the number of years for which a benefit is payable, service on the Board of Directors includes service as an employee director as well as service on the Lockheed and Martin Marietta Boards of Directors prior to the Combination. However, the amount of any benefit payable under the Lockheed Martin Directors Retirement Plan will be reduced on a dollar-for-dollar basis by the amount of any benefit paid or payable under those companies' retirement plans for directors.

       Prior to the Combination, directors who served on the Boards of Directors of Lockheed or Martin Marietta received fees for their services as directors and were eligible for similar retirement, deferred compensation, insurance, and financial counseling benefits. Non-employee directors serving on the Board of Directors of Martin Marietta received $36,000 annually for board service and $1,000 per meeting attended. Martin Marietta committee members were paid in annual retainers of $5,400 per committee and $1,000 per meeting attended. A non-employee chairperson of a committee received $4,000 annually, except for the Nominating Committee chairman who received $2,000. All or a portion of the fees could be deferred by the director. As previously disclosed in the Joint Proxy Statement of Lockheed and Martin Marietta dated February 9, 1994, the Combination resulted in payment of accrued retirement benefits and previously deferred directors' fees was accelerated. The amounts paid to each director for previously deferred directors' fees was as follows: Mr. Clark, $561,000; Mr. Colodny, $32,000; Mr. Hood, $130,000; and Mr. Macklin, $224,000. The amount paid for accrued retirement benefits was as follows: Mr. Augustine, $292,000; Mr. Clark, $378,000; Mr. Colodny, $244,000; Mr. Everett, $467,000; Mr. Hennessy,
$358,000; Mr. Hurtt, $244,000; and Mr. Murray, $162,000.

       Non-employee members of the Lockheed Board of Directors prior to the Combination received an annual Board retainer fee of $25,000 and a fee of $1,000 for each Board of Directors or committee meeting attended by a director. All or a portion of the fees could be deferred by the director. In addition $5,000 was paid annually to a trust maintained under the directors' deferred compensation plan for the purpose of purchasing common stock of the company in the open market for the benefit of the non-employee directors. Non-employee directors were also eligible for retirement benefits based on board service and the retainer in effect at retirement. The directors' retirement plan was amended so as to vest all benefits under the plan upon the consummation of the Combination. As a result of the retirement plan amendment, Messrs. Savage, Trost and Yearley, each with slightly over four years of service, became entitled to receive a monthly benefit following retirement of $2,500 for five years and Mrs. Cheney and Mr. Cook became entitled to receive the same benefit for two years and four years, respectively, based on service of approximately one year and 3-3/4 years, respectively. Benefits under the retirement plan and under the deferred compensation plan (including stock held by the trust as a result of the $5,000 annual payments described above, stock related to fees voluntarily deferred prior to 1993 and deferred cash directors' fees credited with interest) will be payable to the director upon the director's termination of service from the Lockheed Martin Board of Directors.

       The Audit and Ethics Committee is presently composed of Mrs. King and Messrs. Potter, Everett, Flournoy, Hood, Kitchen, Macklin and Ukropina. During 1995, the Audit and Ethics Committee met four times. The committee has general powers relating to accounting and auditing matters. The committee recommends the selection and monitors the independence of independent auditors for the Corporation, reviews the scope and timing of their work, reviews with the Corporation's management and independent auditors the financial accounting and reporting principles used by the Corporation, the policies and procedures concerning audits, accounting, financial controls, as well as any recommendations to improve existing practices. The committee reviews the results of the independent audit as well as the activities of the corporate internal audit staff. The committee monitors compliance with the Corporation's Code of Ethics and Business Conduct, reviews and resolves all matters presented to it for resolution by the Corporate Ethics Office, and reviews and monitors the adequacy of the Corporation's policies and procedures, as well as the organizational structure for ensuring general compliance with laws and regulations including environmental laws and regulations and the policies and procedures relating thereto; it reviews with the Corporation's management significant litigation and regulatory proceedings in which the Corporation is or may become involved and reviews accounting and financial reporting issues, including the adequacy of disclosure of environmental matters. At least four times annually the committee meets separately and independently with the vice president of internal audit and the Corporation's independent auditors.

       The Compensation Committee is presently composed of Messrs. Murray, Clark, Cook, Hennessy, Hood, Potter, Trost and Yearley. During 1995, the committee met six times. The committee recommends the compensation policy and standards of compensation for the Corporation. The committee recommends compensation to be paid to elected officers and approves the compensation for all employees, other than elected officers, who receive a salary of $200,000 or more per year. The committee approves employee benefits provided by all bonus, supplemental and special compensation plans, including pension, insurance, and health plans. The committee serves as the Stock Option Committee of the Board of Directors.

       The Nominating Committee is presently composed of Messrs. Hennessy, Cook, Flournoy, Gibbons, Hurtt and Murphy. During 1995, the committee met three times. The committee makes recommendations to the Board of Directors concerning the composition and compensation of the Board of Directors, including its size and qualifications for membership. It also recommends nominees to fill vacancies or new positions on the Board of Directors and the Board's nominees for election by the stockholders at an annual meeting of stockholders.

       Written suggestions submitted by stockholders concerning proposed nominees for election to the Board of Directors will be presented to the Nominating Committee for its consideration. Suggestions should include a brief description of the proposed nominee's qualifications and all other relevant biographical data as well as the written consent of the proposed nominee to act as a director if nominated and elected. In accordance with the Corporation's By-Laws, suggestions should be mailed to the Secretary of the Corporation.

       In addition, the By-Laws of the Corporation require advance notice of any proposal for the nomination for election as a director at an annual meeting of stockholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specific information concerning the nominee and the stockholder proposing the nomination. Any stockholder desiring a copy of the By-Laws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

       Other committees of the Board of Directors consist of the Executive Committee, presently composed of Messrs. Tellep, Augustine, Clark, Colodny, Macklin, Savage, Trost and Mrs. Cheney and the Finance Committee, presently composed of Messrs. Ukropina, Colodny, Everett, Hurtt, Kitchen, Murphy, Savage, Yearley and Mses. Cheney and King.

       During 1995, except for Mr. Murphy who attended 72 percent of all Board of Directors and committee meetings, all incumbent directors attended at least 75 percent of Board of Directors and committee meetings; all incumbent directors attended at least 75 percent of Board of Directors meetings. Average attendance at all Board of Directors and committee meetings was 92 percent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table sets forth information with respect to the shares of the Corporation's Common Stock which are held by persons known to the Corporation to be the "beneficial owners" of more than 5 percent of such Stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote or dispose of securities regardless of any economic interest therein. All information set forth in the following table is as of December 31, 1995.

                                                                     Beneficial Ownership
                                                                  ---------------------------
                                                                     Number          Percent
     Name and Address of Stockholder(a)         Class of Stock      of Shares        of Class
                                                ---------------   -------------      --------
US Trust Company of California, N.A., New           Common         24,252,622(b)        12%
  York, N.Y., as trustee of the Lockheed
(ESOP Feature) Trust established under the
Lockheed Salaried Employee Savings Plan Plus,
and the trustee of the Lockheed (Hourly ESOP)
Trust established under the Lockheed Hourly
Employee Savings Plan Plus and the Lockheed
Space Operations Company Hourly Investment
Plan Plus
515 South Flower Street, Suite 2800
Los Angeles, California 90071
State Street Bank and Trust Company as              Common         12,052,418(c)         6%
  Trustee of the Martin Marietta Performance
Sharing Plan, the Martin Marietta Performance
Sharing Plan for Puerto Rico Employees, the
Martin Marietta Savings and Investment Plan,
and as trustee for various trust and employee
benefit plans not associated with the
Corporation
225 Franklin Street
Boston, Massachusetts 02110

(a) See also, the description of the ownership position of the General Electric Company under the caption "Voting Securities and Record Date."
(b) As reported in Schedule 13G dated February 5, 1996; stockholder has sole dispositive power and shared voting power with respect to these shares.
(c) As reported in schedule 13G dated February 12, 1996; State Street Bank and Trust Company held 10,406,856 shares of Common Stock (approximately 5.2 percent) as trustee for the Martin Marietta plans listed; the stockholder has shared voting and dispositive power with respect to these shares. State Street Bank and Trust Company has expressly disclaimed beneficial ownership of said shares. In addition, State Street Bank and Trust Company reported beneficial ownership of 1,645,562 shares of Common Stock (approximately .8 percent) as trustee for various trust and employee benefit plans not associated with the Corporation.

       To the best of the Corporation's knowledge, no other person owned more than 5 percent of any class of the Corporation's outstanding voting securities at the close of business on March 4, 1996.

SECURITIES OWNED BY MANAGEMENT

       The following table shows the number of shares of Common Stock beneficially owned on January 31, 1996 by the directors and nominees, the Chief Executive Officer, and the four next most highly compensated executive officers (during 1995) and by all directors and executive officers as a group. The number of shares shown for each director and each of the named executive officers represented less than 1 percent of the shares of Common Stock outstanding. The number of shares shown for all executive officers and directors as a group represented 1.1 percent of the Common Stock outstanding. Individuals have sole voting and investment power over the Stock unless otherwise indicated in the footnotes.

                       NAME OF INDIVIDUAL OR                      AMOUNT AND NATURE OF
                         IDENTITY OF GROUP                        BENEFICIAL OWNERSHIP
     Norman R. Augustine.......................................           462,880(1)(5)
     Marcus C. Bennett.........................................            51,271(2)(5)
     Lynne V. Cheney...........................................               907(3)(6)(7)
     A. James Clark............................................            27,160(7)
     Vance D. Coffman..........................................           102,532(8)(10)
     Edwin I. Colodny..........................................             2,172(7)
     Lodwrick M. Cook..........................................             2,477(6)(7)
     James L. Everett, III.....................................             6,922(3)(7)
     Houston I. Flournoy.......................................             1,750(3)(6)(7)
     James F. Gibbons..........................................             4,131(6)(7)
     Edward L. Hennessy, Jr....................................             4,396(7)
     Edward E. Hood, Jr........................................             2,172(7)
     Caleb B. Hurtt............................................             4,508(7)
     Gwendolyn S. King.........................................               372(3)(7)
     Lawrence O. Kitchen.......................................            41,914(4)(6)(7)
     Gordon S. Macklin.........................................             2,172(7)
     Vincent N. Marafino.......................................           428,996(3)(8)(11)
     Eugene F. Murphy..........................................               372(7)
     Allen E. Murray...........................................             3,172(7)
     David S. Potter...........................................             8,454(6)(7)
     Frank Savage..............................................             2,647(6)(7)
     Daniel M. Tellep..........................................           614,222(8)(12)
     Carlisle A. H. Trost......................................             1,391(6)(7)
     James R. Ukropina.........................................             2,049(6)(7)
     Douglas C. Yearley........................................             2,049(6)(7)
                 All executive officers(13) and directors as a
                 group (38 individuals including those named
                 above)                                                 2,207,638(5)(8)(9)

(1) Includes 15,000 shares awarded to Mr. Augustine under the Martin Marietta Restricted Stock Award Plan which are currently subject to the terms and conditions described in the governing plan document. Also includes 360,100 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Augustine through the exercise of stock options.
(2) Includes 5,000 shares awarded to Mr. Bennett under the Martin Marietta Restricted Stock Award Plan which are currently subject to the terms and conditions described in the governing plan document. Also includes 27,300 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Bennett through the exercise of stock options.
(3)   Shared voting and investment power.
(4) Includes 34,230 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Kitchen.
(5) From 1989 through 1992, and for a portion of 1993, Martin Marietta made matching contributions to participants' accounts in the Martin Marietta Performance Sharing Plan in Martin Marietta common stock. These shares were exchanged for Common Stock of the Corporation after the Combination. Where appropriate, the shares shown include an approximation of the number of shares in the participant's account as of January 31, 1996. Executive officers do not have investment power over these shares.
(6) Includes shares held in trust under the former Lockheed Directors' Deferred Compensation Plan, pursuant to which $5,000 was paid annually on behalf of each non-employee director to a trust maintained for the purpose of purchasing Lockheed common stock on the open market for the benefit of such non-employee directors. Prior to 1993, directors could also direct a portion of the annual cash payment and meeting fees to the trust for the purchase of common stock. All shares in the trust were exchanged for Common Stock of the Corporation after the

      Combination. Other cash amounts voluntarily deferred by directors are credited with interest at the current rate of interest specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant's status as a director is involuntarily terminated other than by death, all deferred cash remuneration (plus interest) and all Common Stock in the director's trust account will be distributed within fifteen days of termination. As of December 31, 1995, Mrs. Cheney and Messrs. Cook, Flournoy, Gibbons, Kitchen, Potter, Savage, Trost, Ukropina, and Yearley have been credited with 246; 2,305; 247; 2,328; 247; 8,118; 1,251; 1,218; 247; and 247
      shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.
(7) Includes stock units under the Lockheed Martin Directors Deferred Stock Plan. As of January 31, 1996, each of Mses. Cheney and King and Messrs. Clark, Colodny, Cook, Everett, Flournoy, Gibbons, Hennessy, Hood, Hurtt, Kitchen, Macklin, Murphy, Murray, Potter, Savage, Trost, Ukropina and Yearley have been credited with 172 shares. The directors do not have or share voting or investment power for their respective plan shares.
(8) Effective March 27, 1989, Lockheed amended its Savings Plan to create the Lockheed (ESOP Feature) Trust (the "ESOP Trust") to fund a portion of its matching contributions. Where appropriate, the shares shown include an approximation of the number of shares in the participant's account as of December 31, 1995, the latest date for which such information is available. Executive officers do not have investment power over shares credited to their accounts as part of the Corporation's matching contribution but do have investment power of shares purchased with their own contributions.
(9) Includes 1,815,958 shares of Common Stock not presently held by members of the group but which could be acquired within 60 days following January 31, 1996 through the exercise of stock options and 33,000 shares awarded under the Martin Marietta Restricted Stock Award Plan which are subject to the terms and conditions described in the governing documents.
(10) Includes 99,281 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Coffman through the exercise of stock options.
(11) Includes 360,226 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Marafino through the exercise of stock options.
(12) Includes 577,317 shares not currently owned but which could be acquired within 60 days following January 31, 1996 by Mr. Tellep through the exercise of stock options.
(13) The Board of Directors has established stock ownership targets for employees with base salaries exceeding certain levels. Such employees are asked to establish or increase their holdings of the Corporation's Common Stock over a reasonable period of time to a level equal to two to five times annual base salary.

COMPENSATION OF EXECUTIVE OFFICERS

       The following tables show annual and long-term compensation awarded, earned or paid for services in all capacities to the Corporation of the Chief Executive Officer and the next four most highly compensated executive officers for the year ended December 31, 1995. Other than compensation paid by the Corporation as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers by the Corporation for the year ended December 31, 1995. In addition, the information set forth in the tables captioned "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values," relate to stock options and stock appreciation rights (SARs) with respect to the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                                          Awards
                                           Annual Compensation             ------------------------------------
                                 ----------------------------------------   Restricted   Securities
        Name and                                            Other Annual      Stock      Underlying     LTIP       All Other
   Principal Position    Year(1)   Salary      Bonus       Compensation(2) Awards(3)(4)  Options/SARs  Payouts(5) Compensation(6)
-----------------------  -------   -------    -------      --------------- ------------  ------------  ---------- ---------------
DANIEL M. TELLEP(7)       1995   $1,053,462  $1,400,000       $463,710            $ --     100,000(8)   $781,889       $606,336
Chairman &                1994      820,000     800,000             --              --      97,800       513,713         39,434
Chief Executive           1993      762,500     650,000             --              --      97,800(8)    203,318         36,746
Officer
NORMAN R. AUGUSTINE(7)    1995      983,846   1,300,000         29,815              --     100,000     2,746,950      5,504,499
President                 1994      930,000     900,000         35,577              --     100,000            --          6,260
                          1993      830,000     800,000         20,544       1,152,000     100,000            --          2,275
VINCENT N. MARAFINO       1995      733,077     750,000         62,998              --          --(8)    616,224        470,896
Executive Vice            1994      643,750     600,000             --              --      48,900       406,866         30,933
President                 1993      612,500     525,000             --              --      48,900(8)    161,539         29,428
MARCUS C. BENNETT         1995      464,615     443,500         34,977              --      30,000       606,150      1,611,529
Sr. Vice President        1994      410,000     300,000          9,839              --      28,000            --         11,334
& Chief Financial         1993      370,000     250,000         10,116         432,000      18,000            --          9,321
Officer
VANCE D. COFFMAN(7)       1995      459,904     448,200        487,707              --      30,000(8)    299,162        244,229
Vice President,           1994      411,250     350,000             --              --      24,450       158,702         19,763
Sector President --       1993      382,500     300,000             --              --      24,450(8)     47,533         66,051
Space & Strategic
Missiles Sector

(1) The Corporation paid no compensation in 1993 and 1994. Amounts included in the table for these years with respect to Messrs. Tellep, Marafino and Coffman were paid by Lockheed and are discussed in more detail in Lockheed's 1994 proxy statement and in the Lockheed Annual Report on Form 10-K for the fiscal year ended December 25, 1994. Amounts included for 1993 and 1994 with respect to Messrs. Augustine and Bennett were paid by Martin Marietta and are discussed in more detail in Martin Marietta's 1994 proxy statement and in the Martin Marietta Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
(2) Amounts reported under the column generally represent amounts reimbursed for the payment of taxes and financial counseling fees. Some executive officers of the Corporation received certain perquisites from the Corporation. The cost of the perquisites furnished to each executive officer with the exceptions of Messrs. Tellep and Coffman did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the above table. The amount reported for Mr. Tellep includes payments of $400,133 for relocation expenses and the amount reported for Mr. Coffman includes payments of $362,888 for relocation expenses, consistent with the Corporation's policies and procedures.
(3) There were no restricted stock awards granted in 1995. Of the 129,000 shares of restricted stock awarded to heritage Martin Marietta employees in 1991 under its Restricted Stock Award Plan, 30,750 shares have been forfeited and 40,250 shares remain outstanding. Assuming no further forfeitures occur, restrictions on the remaining 40,250 shares will lapse on July 25, 1996. Dividends are paid on restricted stock at the same rate as is paid to other stockholders. On December 31, 1995, Mr. Augustine held a total of 15,000 restricted shares having a then current value of $1,177,500 and Mr. Bennett held a total of 5,000 restricted shares having a then current value of $392,500. Upon consummation of the Combination, the plan was terminated as an active plan and, while existing awards remain in effect, no further awards will be made.

(4) Messrs. Augustine and Bennett, each of whom was an executive officer of Martin Marietta and is an executive officer of Lockheed Martin, borrowed $341,066 and $114,155, respectively, from Martin Marietta in 1994. The loans were used to satisfy personal income tax obligations associated with the vesting of restricted stock previously granted to these individuals by Martin Marietta. The plan under which such restricted stock was granted envisioned that recipients could satisfy such tax obligations by instructing the Corporation to withhold the appropriate number of shares from shares delivered to the recipient when the restricted stock vested. In this instance, as a result of possible restrictions on sales by the Corporation's executive officers resulting from the Combination and later imposed by Section 16 of the Securities Exchange Act of 1934 and rules relating to accounting for the Combination as a pooling of interests, counsel for the Corporation recommended that its executive officers not utilize this tax withholding feature. As the restrictions on sales resulted from the Corporation's actions in effecting the Combination, which management determined was in the best interest of the Corporation, the Corporation offered short-term loans to such persons to enable them to satisfy their income tax obligations. The loans and their terms were approved by disinterested members of Martin Marietta's Board of Directors. No interest was paid on the loans. All loans had been repaid in full by December 31, 1995.
(5) Amounts reported under this column represent payouts of awards earned under the Long Term Performance Plan of Lockheed and its Subsidiaries and Martin Marietta's Amended and Restated Long Term Performance Incentive Compensation Plan. The amounts reported for Messrs. Tellep and Marafino were deferred by the Lockheed Board of Directors pursuant to the Long-Term Performance Plan of Lockheed and its Subsidiaries. The amounts deferred are credited with interest at a specified rate. Upon consummation of the Combination, each of these plans was terminated as an active plan and no further awards will be made.
(6) Amounts include the Corporation's matching contributions under the Lockheed qualified Savings Plan for Messrs. Tellep, Marafino, and Coffman of $5,540; $3,692; and $5,542, respectively; the Corporation's contributions to the Lockheed non-qualified supplemental plan for Messrs. Tellep, Marafino and Coffman of $45,026; $30,127; and $16,533, respectively; and the Corporation's contribution to the Martin Marietta Performance Sharing Plan for Messrs. Augustine and Bennett of $5,249 and $5,250, respectively. Prior to the Combination, Lockheed and Martin Marietta utilized share-based and cash-based award plans. As previously disclosed in the Joint Proxy Statement of Lockheed and Martin Marietta dated February 9, 1994, and in their respective Annual Reports on Form 10-K for the period ended December 31, 1994, under the terms of certain of these plans, consummation of the Combination resulted in the acceleration of payment of certain benefits that would otherwise have been payable over time, early vesting of certain benefits that would otherwise not have been fully vested, and in some cases the use of modified formulae for calculating the amounts of such benefits. Consequently, amounts for Messrs. Tellep and Marafino, portions of which were deferred by the Lockheed Board of Directors pursuant to the Long-Term Performance Plan of Lockheed and its Subsidiaries, include accelerated payments by Lockheed of $555,770 and $437,077, respectively. The amounts deferred are credited with interest at the current rate specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97. In the event of a change in control, all deferred amounts will be paid in a lump sum within 15 days following the change of control (as defined in the plan). Of the amount shown for Mr. Coffman, $222,154 represents accelerated payments paid to him upon the Combination. Amounts for Messrs. Augustine and Bennett, which were deferred by the Compensation Committee of the Martin Marietta Board of Directors pursuant to the Martin Marietta Deferred Compensation Plan for Selected Officers, include accelerated payments by Martin Marietta of $5,499,250 and $1,606,279, respectively (Mr. Augustine and his wife have established a charitable gift fund to which all payments that are attributable solely to the change of control, or $2,875,500, will be contributed (net of any taxes due thereon) upon Mr. Augustine's receipt of such payments). Under this plan, the amounts are credited with interest at a daily rate equivalent to the Federal long-term rate, as determined under Section 1274(d) of the Internal Revenue Code of 1986, applicable to the month in which the deferred amount is first credited to the officer's account. In the event of a change in control of the Corporation (as defined), deferred amounts will be paid to the officer in a lump sum, unless prior to the change in control, three quarters of the Board of Directors vote otherwise. If the Board of Directors directs that the amounts not be paid out, the Corporation shall establish a trust to secure payment of the benefits and shall contribute an amount equal to the sum of the account balances plus an additional $500,000 which shall be available to pay legal fees and costs of officers.
(7) As contemplated in the documents effecting the Combination, effective January 1, 1996, Mr. Augustine became Chief Executive Officer of the Corporation and Mr. Tellep continued in his position of Chairman of the Board. Effective January 1, 1996, Mr. Coffman became Executive Vice President and Chief Operating Officer.
(8) As a result of the Combination, each outstanding share of Lockheed common stock was converted into the right to receive 1.63 shares of the Corporation's Common Stock. The number of shares shown reflects this conversion.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

       Shown below is information on grants of stock options exercisable for Common Stock awarded during 1995 pursuant to the Lockheed Martin 1995 Omnibus Performance Award Plan ("Omnibus Plan")(2) to the named executives.

                                   Individual Grants                                         Potential Realizable
---------------------------------------------------------------------------------------        Value at Assumed
                               Number of       % of Total                                   Annual Rates of Stock
                               Securities     Options/SARs                                  Price Appreciation For
                               Underlying      Granted to     Exercise or                       Option Term(3)
                              Options/SARs     Employees      Base Price     Expiration    ------------------------
           Name                 Granted         in 1995        Per Share        Date           5%           10%
---------------------------   ------------    ------------    -----------    ----------    ----------    ----------
DANIEL M. TELLEP                 100,000          4.5%          $59.375         5/3/05     $3,734,062    $9,462,846
NORMAN R. AUGUSTINE              100,000          4.5%           59.375         5/3/05      3,734,062     9,462,846
VINCENT N. MARAFINO                  -0-           -0-              -0-            -0-            -0-           -0-
MARCUS C. BENNETT                 30,000          1.3%           59.375         5/3/05      1,120,219     2,838,854
VANCE D. COFFMAN                  30,000          1.3%           59.375         5/3/05      1,120,219     2,838,854

(1)  No SARs were granted in the last year.
(2) Awards are granted at the discretion of the Compensation Committee, a disinterested committee of the Board of Directors, upon the recommendation of management. The Omnibus Plan requires that awards be evidenced by an award agreement setting forth the number and type of stock-based awards and the terms and conditions applicable to the award as determined by the Compensation Committee. In 1995, the only type of instrument awarded under the Omnibus Plan was stock options. Under the 1995 award agreements, options vest and become exercisable in two equal increments on the first and second anniversary dates following the grant. Options awarded in 1995 expire 186 days following termination of employment, except in instances following death, disability, layoff or retirement. In the event of death, all outstanding options vest immediately and will expire three years following the date of death. In instances of disability, all outstanding options vest immediately and expire on the normal expiration date, 10 years following the date of grant. In cases of layoff the award agreement states that the terms of all outstanding options will be unaffected. In cases of retirement on or after the first vesting date, the award agreement states that the terms of all outstanding options will be unaffected by such retirement; generally retirement before the first vesting date is treated as a termination. In the event of a change in control, the options would vest to the extent not already vested.
(3) The dollar amounts set forth in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

       Shown below is information relating to the exercise of stock options and stock appreciation rights (SARs) during the last completed fiscal year and the fiscal year-end value of unexercised options of Common Stock and SARs for the named executives.

                                                             Number of Securities              Value of Unexercised
                                                            Underlying Unexercised                 In-the-Money
                                                          Options/SARs at Fiscal Year       Options/SARs at Fiscal Year
                            Shares                                    End                               End
                           Acquired         Value        -----------------------------     -----------------------------
         Name             on Exercise     Realized(1)    Exercisable     Unexercisable     Exercisable     Unexercisable
         ----             -----------     -----------    -----------     -------------     -----------     -------------
DANIEL M. TELLEP             34,393       $1,192,517       577,317                0        $25,226,744              $0
NORMAN R. AUGUSTINE               0                0       420,100          166,700         19,663,194       4,238,638
VINCENT N. MARAFINO               0                0       360,226                0         18,051,473               0
MARCUS C. BENNETT            22,800          923,190        27,300           48,700          1,012,613       1,226,888
VANCE D. COFFMAN                  0                0        99,281           30,000          4,693,696         588,750

(1) Includes value realized from the exercise of options and SARs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       There are no relationships requiring disclosure under this caption.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Composition Of The Compensation Committee
       The Board of Directors relies upon an independent Compensation Committee composed, at present, of 8 Board members who are neither employees nor officers of the Corporation to recommend the form and amount of compensation to be paid to the Corporation's executive officers. The Board ratified the recommendations of the Compensation Committee in 1995.

Policies And Practices Of The Compensation Committee
       Lockheed Martin has been in existence as an operating corporation since the Combination. As a consequence, the Compensation Committee's primary focus during 1995 was the development and implementation of compensation policies for the new Corporation. The Compensation Committee sought to ensure that the compensation programs for executive officers of the Corporation and its subsidiaries reflect the Corporation's compensation policies and objectives, which provide generally that (i) the Corporation must attract and retain individuals of outstanding ability and must motivate such individuals to achieve sustained superior performance, (ii) a substantial percentage of each executive officer's compensation should be incentive-oriented and, therefore, at risk based on the executive's performance and the performance of the Corporation, and
(iii) within these parameters, levels of compensation should generally be competitive with compensation paid by companies of comparable size and complexity and by companies with whom the Corporation competes for executives.

       A portion of each named executive's 1995 compensation reflects payments made by either Lockheed or Martin Marietta in accordance with the compensation policies of those corporations neither of which is now a reporting company under the Securities Exchange Act of 1934. Each executive's compensation prior to the Combination, market value (as compared with similar positions in other companies) of the job assigned in the new, significantly larger corporation, and individual performance during this initial year of operation, have direct bearing on the compensation data presented in the accompanying tables.

       During 1995, the Compensation Committee's efforts can generally be divided into two phases. First, prior to the Combination, Hewitt Associates ("Hewitt") was engaged as an advisor by both corporations. The focus of Hewitt's engagement was primarily on compensation of senior executives, including those designated to serve as executive officers immediately following the Combination. Hewitt, an independent, nationally recognized compensation and benefits consulting firm, had periodically provided information to the compensation committees of both Lockheed and Martin Marietta. Lockheed and Martin Marietta each asked three members of their respective Compensation Committees to work with Hewitt to (i) develop an executive compensation philosophy proposal for the new corporation, (ii) analyze base salary market data and (iii) assist with the design of a plan for short-term incentive awards. Five of these six directors were named to serve on the new Corporation's Compensation Committee. Following the Combination, Hewitt was directed by the Compensation Committee to broaden the scope of its study to encompass a comprehensive review of the Corporation's compensation programs for an expanded group of key executives throughout the Corporation and to analyze the market to determine the overall competitiveness of Lockheed Martin's total compensation program, element by element. A report on this second, expanded study provided to the Compensation Committee concluded that for the expanded executive group, base salaries are at market, bonus opportunities are competitive, but that long-term incentives for selected positions, including the named executives, fall below market. Results of future annual reviews of total compensation for these key positions will be used to achieve fully competitive status.

       In effecting these studies, Hewitt collected detailed compensation, plan design and administrative data concerning seventeen aerospace and technology companies in addition to Lockheed Martin. The same companies were included in each study except that, at the time the second study was conducted, two of the companies had combined. While there is substantial overlap between the 16 companies forming the comparison group and the corporations included within the Corporation's Peer Issuers Index, the groups are not identical. Among other things, this reflects the fact that the Corporation's market for executive talent extends beyond those companies included in the Peer Issuers Index and the fact that many of the Corporation's peers are substantially smaller than the Corporation.

Compensation Structure And Awards For 1995
       The elements which comprise the Corporation's total compensation structure are:

       Annual Compensation -- consisting of base salary and bonus awards under the Corporation's Management Incentive Compensation Plan which are based on annual individual and business unit performance.

       Long-Term Compensation -- consisting of awards of stock options under the Corporation's 1995 Omnibus Performance Award Plan.

       ANNUAL COMPENSATION -- BASE SALARY. In setting base salaries for 1995, the Compensation Committee analyzed the independent survey data provided by Hewitt as well as other independent survey data from a variety of nationally recognized salary survey sources. To achieve its objectives and remain competitive, the Committee sought to provide base salaries for executive officers at approximately the 50th percentile of the companies surveyed. In 1995, the base salary levels set by the Compensation Committee for the named executives, including the Chief Executive Officer, were on average, approximately 3 percent below the 50th percentile of the surveyed companies. Please note that throughout this report comparisons to the average or the 50th percentile refer to a figure which has been weighted to reflect the sizes of the companies as measured by a regression analysis of sales.

       Mr. Tellep was given a 25 percent increase in base salary at the date of the Combination resulting in a base salary for 1995 which was 5 percent below the 50th percentile for the chief executive of the 16-company survey. Mr. Augustine was given a 7.5 percent increase in base salary at the date of the Combination which resulted in a base salary, for 1995, which was approximately 14 percent below the 50th percentile for the chief executive of the 16-company survey. While the Committee sought to set executive salaries at or about the 50th percentile, management succession and the need for an orderly transition between an executive's previous salary level and that paid by Lockheed Martin were strong contributing factors in determining compensation for Mr. Tellep and Mr. Augustine. Since both gentlemen had previously held the top position in their respective corporations for a number of years and since Mr. Tellep had announced his intention of retiring as CEO at the end of 1995, both individuals' salaries were compared to the chief executive position to ensure an orderly management succession for the purpose of measuring market. The Committee's determinations regarding base salary and the other awards described in this report were based on Mr. Tellep's and Mr. Augustine's efforts in effecting the Combination, their leadership following the Combination in consolidating the businesses of Lockheed and Martin Marietta, the superior performance of the Corporation as compared to its peer issuers, and the Committee's beliefs as to the significant benefits realized by the Corporation due to Mr. Tellep's and Mr. Augustine's reputations and stature as leaders in the aerospace and defense industries. These efforts, we believe, extend beyond the Corporation and our industry to the nation in these post-cold war times in which we are living.

       ANNUAL COMPENSATION -- BONUS. The primary purpose of the Lockheed Martin Management Incentive Compensation Plan ("MICP") is to provide executives with an incentive to promote the success of the Corporation by providing them an opportunity to earn additional compensation for above average performance. The MICP provides an opportunity for annual cash bonuses based upon an evaluation of the performance of the Corporation or a specified operating subsidiary or group against certain pre-established objectives and an appraisal of each executive's contribution to such performance. As detailed below, these reviews are subjective and within the discretion of the Committee. All of the executive officers of the Corporation participate in the plan.

       Each participant in the MICP is assigned a targeted percentage of base salary. That amount is then adjusted by consideration of individual and business unit performance, or overall corporate performance in the case of corporate staff. Adjustments for performance are based upon consideration of the achievement of targeted objectives which include standard measures of financial performance such as orders, sales, earnings, earnings per share, return on equity, cash generation, backlog as well as technical achievement, product performance and quality, customer satisfaction, and adherence to ethical standards. These objectives are established at the beginning of each plan year and are based upon the Corporation's Long Range Operating Plan.

       Adjustments for the individual performance of the Chief Executive Officer and the President are determined by the Compensation Committee. Adjustments for business unit and corporate performance are determined by the Corporation's executive office, subject to the review and approval of the Committee. Under the MICP, if the maximum adjustments for individual and business unit performance were made, the maximum amount that the Chief Executive Officer could receive would be approximately 136 percent of base salary. The exact amount of MICP awards may be further affected by the amount of funds allocated for awards. If the amount allocated is less than the aggregate of all proposed payments, payments will be reduced on a pro rata basis.

       The Compensation Committee retains complete discretion in performing these reviews and in determining the amount of actual awards, if any. Consequently, no particular analytical weighting of criteria is required or performed.

       Following review of the achievements of the Corporation and its operating units as compared to target objectives established at the beginning of the plan year, a comparative review of the individual contributions of each participant towards achieving these goals is conducted. The Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, customer satisfaction, and product quality. In performing these evaluations, except as to any award to be made to the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.

       With respect to the year ended December 31, 1995, and for purposes of determining awards under the MICP for Mr. Tellep and the other four named executive officers, which awards were made in January 1996, the Committee measured the Corporation's and operating subsidiaries' performance against the various financial, business development and operations objectives discussed above, and other significant objectives such as the completion of the Combination and the successful consolidation of the Lockheed and Martin Marietta organizations. Consistent with the Compensation Committee's policies on executive compensation, in the case of Mr. Tellep, his annual bonus represented approximately 127 percent of base salary or approximately 56 percent of his total cash compensation. Compared to the survey group, Mr. Tellep's bonus was approximately 17 percent above the 50th percentile, while his total cash compensation was approximately 6 percent above the 50th percentile. In the case of Mr. Augustine, his annual bonus represented approximately 130 percent of base salary or approximately 57 percent of his total cash compensation. Compared to the survey group, Mr. Augustine's bonus was approximately 9 percent above the 50th percentile for the top executive, while his total cash compensation was approximately 2 percent below the 50th percentile. Consistent with previously announced plans, Mr. Tellep retired on December 31, 1995 and Mr. Augustine assumed the position of President and Chief Executive Officer on January 1, 1996. With respect to the remaining three named executive officers as a group, on average, the annual bonus represents 98 percent of base salary or 49 percent of total cash compensation and is approximately 15 percent above the average annual bonus of the comparison group.

       LONG-TERM COMPENSATION. -- 1995 OMNIBUS PERFORMANCE AWARD PLAN ("OMNIBUS PLAN"). In connection with the consummation of the Combination, the stockholders of each of Lockheed and Martin Marietta approved the Omnibus Plan. The Omnibus Plan provides for the granting by the Compensation Committee of performance-related awards in various forms in addition to stock options, including stock appreciation rights, restricted stock and other share-based awards, or cash-based incentive awards, such as performance units. In 1995, the only type of award made under the Omnibus Plan was stock options. Stock options awarded under the Omnibus Plan directly link the compensation provided to executive officers and a group of approximately 900 key personnel with gains realized by the stockholders. The purpose of the option program is to provide additional incentives to employees to strive to maximize stockholder value. The vesting periods associated with stock options encourage continued employment with the Corporation while also serving to confer on recipients an ownership interest in the Corporation. Options awarded are not transferable, have an exercise price equal to the closing market price of the Corporation's Common Stock on the date of grant, and, therefore, have no value to the recipient unless the price of the Corporation's Common Stock increases.

       The number of options granted to an individual is based upon survey data provided by Hewitt. These data show the value of option awards as a multiple of base pay for comparable executive positions in other high-technology corporations. The corporations surveyed were the same as those surveyed in conjunction with setting base salaries. Since long-term awards vest over time, the Corporation grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. The determination of the number of options awarded is in the complete discretion of the Committee. In exercising its discretion, the Committee generally follows the same procedures as it does in determining the amount of incentive compensation awards.

       In making 1995 Omnibus Plan award decisions, the Committee again considered its ultimate goal to provide option awards, as a multiple of base salary, near the average of awards made by firms in the Corporation's comparison group. In consideration of his planned retirement as Chief Executive Officer of the Corporation, but in recognition of his contributions and continuing leadership role as Chairman of the Board, Mr. Tellep was granted 100,000 options. Based on a comparison to the survey group, the value of Mr. Tellep's grant was approximately 32 percent below the survey group. Due to Mr. Tellep's exceptional performance and achievements, the Committee elected to accelerate the vesting of Mr. Tellep's 1995 stock option award. Mr. Tellep's total compensation, consisting of base salary, cash bonus and long term compensation, was approximately 15 percent below the survey group. Mr. Augustine received a grant of 100,000 options, the value of which was approximately 32 percent below the survey group. Mr. Augustine's total compensation, consisting of base salary, cash bonus and long term compensation was approximately 19 percent below the survey group. The remaining named executives, excluding Vincent N. Marafino who retired at year end and therefore did not receive a 1995 option grant, received on average awards that were approximately 21 percent below the average level of awards granted by the 16 companies comprising the comparison group while total compensation fell 7 percent behind the survey group. This short-fall to our stated target of the market 50th percentile reflects the Committee's belief that there should be a smooth transition between compensation paid to senior Corporate officers by either Lockheed or Martin Marietta and that paid by the Corporation. Over time, given continued levels of performance, compensation will reach market.

Relationship Of Awards To Corporate Performance
       It is the Compensation Committee's policy that compensation should reflect the performance of the Corporation. For example, the value, if any, of the options awarded is directly dependent upon the performance of the Corporation. Further, as noted above, in exercising its discretion in determining the type and amount of awards made, the Compensation Committee considers many factors related to the Corporation's performance. While objective criteria are considered, the Committee prefers a fundamentally subjective process. Therefore, there is no set formula that results in a direct or quantifiable correlation between performance and compensation awards.

       In addition to its cognizance of the specific performance-related criteria set forth above (particularly in the discussion of incentive compensation), which influenced the Committee's exercise of discretion with respect to all awards made to executive officers and to the Chief Executive Officer, the Committee particularly notes its belief that the Corporation's executive officers have consistently performed at outstanding levels and that these individuals, particularly the Corporation's Chief Executive officer in 1995, Mr. Tellep, and the Corporation's President in 1995, Mr. Augustine, are considered to be leaders in the aerospace/high-technology industry. The respect afforded Messrs. Tellep and Augustine has been invaluable to the Corporation as it seeks to prosper in an industry that is undergoing more fundamental change than at any other time in American history and accordingly faces challenges not previously addressed. The Committee believes that these factors are reflected in the Performance Graph set forth on page 26 of this Proxy Statement which shows that the Corporation outperformed the Standard & Poor's 500 as well as those companies that the Corporation considers peers even during a period of decline in many of the Corporation's fundamental markets.

Committee Policy With Respect To Deductibility Of Compensation
       Historically, in establishing their yearly tax liability, corporations have been able to deduct compensation paid to their employees. As the result of recent changes in the tax laws, publicly-held corporations generally are unable to deduct compensation paid to any named executive in excess of $1 million unless certain tests are met. The Compensation Committee has as one of its goals minimizing the amount of compensation paid by the Corporation that may not be deducted. The Compensation Committee specifically notes, however, that this objective is secondary in importance to achievement of the Corporation's general compensation policies and objectives as the increased tax liability that would result is, in the opinion of the Committee, of insufficient magnitude to warrant any alteration to the present compensation system which is achieving the compensation objectives of the Committee discussed above and which retains the flexibility of the Compensation Committee to exercise judgment in assessing an executive's performance.

       The Compensation Committee has concluded that approximately $3 million dollars of the compensation awarded in 1995 does not meet these tests.

 /s/                                       /s/
-----------------------------------        -----------------------------------
 Allen E. Murray, Chairman                 Edward E. Hood, Jr.
 /s/                                       /s/
-----------------------------------        -----------------------------------
 A. James Clark                            David S. Potter
 /s/                                       /s/
-----------------------------------        -----------------------------------
 Lodwrick M. Cook                          Carlisle A. H. Trost
 /s/                                       /s/
-----------------------------------        -----------------------------------
 Edward L. Hennessy, Jr.                   Douglas C. Yearley

EXECUTIVE BENEFITS

       The Post-Retirement Death Benefit Plan for Elected Officers of the Corporation provides death benefit for retired elected officers of the Corporation at a level of 1.5 times the officer's base salary at the time of retirement. Former officers of Martin Marietta who elect the benefit thereby waive their rights to a death benefit payable under the Martin Marietta Post-Retirement Death Benefit Plan which provides a benefit in an amount ranging from 15 to 150 percent of base compensation as of March 15, 1995. Former officers of Lockheed who elect the benefit thereby waive their rights to a death benefit payable under the Lockheed Post Retirement Death Benefit Plan which provides a benefit in an amount ranging from 75 percent to 30 percent (on a descending scale) of a value, which was equivalent to 2-1/4 times base salary up to $750,000, depending on the number of years following retirement. Officers of the Corporation are also provided personal liability insurance coverage while employed as an officer of $5,000,000 and accidental death and dismemberment coverage while employed as an officer of $1,000,000.

       Certain former officers of Lockheed are eligible for awards under the Long Term Performance Plan of Lockheed and its Subsidiaries. This plan is similar to a predecessor plan sponsored by Lockheed which was terminated effective March 15, 1995. Awards are based on financial performance over 3-year performance cycles, beginning in 1993 and 1994. Performance measurements for each cycle are based on absolute percentage gain in total stockholder value as compared to an absolute target and investment value relative to a peer group investment value. In February 1995, all participants received prorated awards under the predecessor plan for the 1993 and 1994 cycles. Payments made under this plan for the 1993 and 1994 cycles will be reduced by any payment made to a participant under the predecessor plan. Payments will be made in cash unless the participant elects to defer the payment. The Compensation Committee may also defer payment if it determines deferral would best serve the interests of the Corporation.

       Prior to March 15, 1995, Lockheed had entered into severance agreements (the "Termination Benefits Agreements") with officers of that corporation. Those agreements generally provide for the payment of certain benefits described below if, within three years after the occurrence of certain events with respect to Lockheed, the covered officer either (a) is terminated by Lockheed (other than on account of death, disability or retirement of the officer or for "cause" defined in the Termination Benefits Agreements), or (b) terminates his or her employment with Lockheed for "good reason" (as defined in the Termination Benefits Agreements).

       The Termination Benefits Agreements provide for a lump sum cash payment equal to the sum of the following amounts: two times the officer's base annual salary at the time of the triggering event or termination, two times an amount determined by multiplying the officer's base salary by the average percentage of awards under the Lockheed Management Incentive Compensation Plan to base salary paid during the last two years, and the cash value of the officer's contingent award established under the Lockheed Long Term Performance Plan for each incomplete performance cycle as of the date of termination, calculated on the basis that all performance goals were fully attained and such performance cycles were completed in their entirety. The Termination Benefits Agreements also provide for a payment equal to the value of certain health and dental insurance plans and other fringe benefits as in effect prior to the change in control for a two-year period following termination. Additional benefits provided by the Termination Benefits Agreements include the vesting of all retirement benefits and the addition of two years of credited service under Lockheed's salaried retirement plans and the entitlement to two additional years of matching contributions under Lockheed's savings plans. Benefits under the Termination Benefits Agreement may be subject to an excise tax payable by the officer, and may not be deductible by Lockheed, to the extent they exceed certain statutory limitations.

       Prior to March 15, 1995, Martin Marietta had entered into employment agreements with certain of its officers ("Executive Agreements"). Under the Executive Agreements, following certain events, the officer may, for good cause (as that term is defined in the Executive Agreements) and within two years of that event and within six months after the date on which circumstances constituting good cause exist, give notice that he or she elects to terminate employment under the agreement. Upon receipt of such notice, or upon involuntary termination by Martin Marietta, the Executive Agreements require Martin Marietta to pay the officer an amount equal to three times his or her average annual taxable compensation for the preceding five years, less one dollar, as well as any other compensation or benefits due and any amount necessary to compensate the officer for any excise tax imposed with respect to payments made under the Executive Agreement or any other agreement between the officer and Martin Marietta.

       The March 15, 1995 transaction between Lockheed and Martin Marietta constituted events under both the Termination Benefits Agreements and the Executive Agreements which would entitle the officers to the payment of benefits under the applicable agreement if there is a termination of employment and the termination satisfies the requirements of the applicable agreement within the time frame contained in the agreement. Messrs. Tellep, Marafino, and Coffman have Termination Benefits

Agreements. Messrs. Augustine and Bennett have Executive Agreements. Mr. Augustine has voluntarily waived his rights under his Executive Agreement as it relates to the Combination.

       The Corporation has adopted the Termination Benefits Agreements and the Executive Agreements and has assumed the rights and obligations of Lockheed and Martin Marietta thereunder.

DEFINED CONTRIBUTION PLANS

       The Corporation sponsors a number of different defined contribution plans which cover virtually all employees of the Corporation. The Martin Marietta Performance Sharing Plan ("Martin Savings Plan") covers most salaried employees of the businesses of the former Martin Marietta and subsidiaries. The Lockheed Salaried Employees Savings Plan Plus ("Lockheed Savings Plan") covers most salaried employees of the businesses of the former Lockheed and subsidiaries. Employees working at facilities operated by the Corporation for the Department of Energy generally do not participate in either plan.

Martin Savings Plan

       The Martin Savings Plan permits eligible employees to make regular savings contributions on a pretax or after-tax basis. For the year ended December 31, 1995, participants could contribute up to 17 percent of their current base salary subject to the limitations imposed by the Internal Revenue Code. In addition, the Corporation makes a matching contribution to the participant's account equal to 50 percent of up to the first 7 percent of compensation contributed by the participant. Prior to 1994, the matching contribution was based upon a formula that compared return on average stockholders' equity for the year with the average of the three prior years. The matching contribution made under that formula ranged from a minimum of 25 percent to a maximum of 100 percent of up to 7 percent of the participant's compensation contributed to the Martin Savings Plan. From 1989 through 1992, and for a portion of 1993, the matching contribution was automatically made in the common stock of Martin Marietta.

       All contributions to the Martin Savings Plan are 100 percent vested. Full distributions under the Martin Savings Plan are generally made upon the termination, layoff, retirement, disability or death of the participant.

       At the beginning of 1995 participants in the Martin Savings Plan could direct the investment of employee as well as matching contributions among five different investment options. Effective in April 1995 five additional investment options were made available to participants. One of the available options is the Common Stock of the Corporation. Executive officers of the Corporation participating in the Martin Savings Plan may not direct the investment of their account balances into the Corporation Common Stock Fund.

Lockheed Savings Plan

       Under the Lockheed Savings Plan, participants may save 2 percent to 12 percent of their base compensation on an after-tax or pretax basis (the "Participant's Contribution"). The Corporation matches 60 percent of up to the first 8 percent of compensation contributed on behalf of the employee (the "Matching Contribution").

       Participants in the Lockheed Savings Plan may direct the investment of the Participant's Contribution among four different investment options, of which the Corporation's Common Stock is one option. Prior to January 1, 1996, a participant could not invest more than 25 percent of the Participant's Contribution in the Corporation Common Stock Fund. Effective January 1, 1996, that limitation was removed. The Corporation's Matching Contribution is invested in the Corporation's Common Stock to the extent determined by the Board of Directors of Lockheed. During certain periods prior to July 1, 1995, 50 percent of the Matching Contribution was invested in the Corporation Common Stock Fund and the remaining 50 percent was invested in the same funds as the Participant's Contribution. Commencing with Corporation Matching Contributions made after July 1, 1995, 100 percent of the Matching Contribution is invested in the Corporation Common Stock Fund.

       Effective March 27, 1989, the Lockheed Savings Plan was amended to create the Lockheed (ESOP Feature) Trust (the "ESOP Trust") to fund a portion of the Corporation's Matching Contribution. On April 4, 1989, Lockheed sold to the ESOP Trust 10,613,458 shares of Lockheed common stock (or 17,299,936 shares following conversion as a result of the Combination) for an aggregate purchase price of $500 million. The ESOP Trust financed the purchase of the stock through a loan payable over fifteen years. As the loan is repaid, shares of stock are released from a suspense account for allocation to the accounts of participants. The Common Stock portion of the Corporation's Matching Contribution is fulfilled, in part, with the Stock allocated from the suspense account (approximately 1,200,000 shares of the Corporation's Common Stock per year). The balance of the Stock portion of the Corporation's Matching Contribution is fulfilled through purchases of Common Stock on the open market or from participants who terminate employment by retirement or otherwise.

       Participants' accounts may be distributed upon termination of employment, except that all or portions of the Corporation's Matching Contribution are forfeited if the participant terminates employment prior to having earned five years of service with the Corporation except if the termination is on account of retirement, disability, death, commencement of military service or layoff.

       Because of the limitations on annual contributions to the Lockheed Savings Plan contained in the Internal Revenue Code, certain employees are not allowed to elect to contribute the maximum 12 percent of compensation otherwise permitted by the Lockheed Savings Plan. A supplemental savings plan has been established for Lockheed Savings Plan participants affected by these limits. Additional matching contributions that become payable under a Termination Benefits Agreement are also payable through this plan. The supplemental savings plan provides for payment in a lump sum or up to 20 annual installments upon termination of employment, subject to restrictions similar to those contained in the Lockheed Savings Plan, of amounts deferred by the employee in excess of the Internal Revenue Code's deferral limit, the corresponding Matching Contribution (if applicable) and the income on both. All amounts accumulated and unpaid under this supplemental plan must be paid in a lump sum within fifteen calendar days following a change in control of Lockheed, as defined in the plan document. For this purpose, the Combination was not a change in control.

PENSION PLANS

       The Corporation sponsors a number of pension plans for employees. Officers who were employed previously by Martin Marietta participate in the Martin Marietta Retirement Income Plan for Salaried Employees ("Martin Pension Plan"). Officers who were employed previously by Lockheed participate in the Lockheed Retirement Plan for Certain Salaried Employees ("Lockheed Retirement Plan"). Both plans are non-contributory.

Martin Pension Plan

       The calculation of retirement benefits under the Martin Pension Plan is generally based upon the Participant's average compensation for the highest three years of the ten years preceding retirement, and the participant's number of years of credited service. Compensation covered by the Martin Pension Plan generally includes, but is not limited to, base salary, management incentive compensation awards, lump sum payments in lieu of a salary increase and overtime. The normal retirement age under the Plan is 65; however, unreduced early retirement benefits are available at age 60. Reduced benefits are available as early as age 55. Prior to January 1, 1995, unreduced early retirement benefits were available at age 62 and the calculation of benefits was based on average compensation for the highest consecutive five years of the ten years preceding retirement and the participant's number of years of credited service. Effective January 1, 1995, participants who retire early are also eligible for supplements payable until age 62 based on years of credited service.

       When the Martin Pension Plan was amended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a modified version of the existing benefit accrual formula was preserved for certain employees who were participants in the Plan prior to October 1, 1975 ("Pre-ERISA Formula"). Employees who became participants after that date accrue benefits under a different formula ("Post-ERISA Formula"). In January 1991, the Martin Pension Plan was amended to provide that future accruals for all highly compensated employees would be based on the Post-ERISA Formula. If as a result of the amendment, an employee receives less from the Martin Pension Plan than would have been otherwise received under the Pre-ERISA Formula, the Corporation intends to make up the difference out of general corporate assets.

       The Corporation also maintains supplemental retirement plans which provide for the payment of benefits in excess of Internal Revenue Code limits on qualified plan benefits and payment of amounts equalizing the differences in the accrual method for those certain employees who were not participants in the Martin Pension Plan prior to October 1, 1975.

Lockheed Retirement Plan

       The calculation of retirement benefits under the Lockheed Retirement Plan is determined by a formula which takes into account the participant's years of credited service and average compensation for the highest five consecutive years of the last ten years of employment with the Corporation preceding retirement. Average pay includes an employee's normal rate of pay (without overtime) and bonuses awarded under the Management Incentive Compensation Plan, amounts awarded under the Lockheed Performance Incentive Plan, and lump sum payments in lieu of a salary increase. Normal retirement age under the Lockheed Retirement Plan is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction if the employee's age and years of credited service equal or exceed 85.

       The Lockheed Retirement Plan provides that, in the event of a change in control of Lockheed (as defined in the plan document), (i) the Lockheed Retirement Plan may not be terminated and the benefits payable thereunder may not be adversely modified for a period of two years following such change in control; (ii) the Lockheed Retirement Plan may not be merged or consolidated with an underfunded plan during the five-year period following such change in control; and (iii) if the Lockheed Retirement Plan is terminated within the five-year period following such change in control, any surplus assets remaining after satisfaction of all plan liabilities, taxes and other rightful claims of the U.S. government shall be transferred to a trust and applied solely to the payment of certain employee benefits otherwise payable to employees and retirees (e.g., retiree medical benefits), the trust shall remain in existence at least until the expiration of that five-year term. In addition, during the five-year period following a change in control, the Lockheed Retirement Plan may not invest in securities issued by Lockheed or any affiliate of Lockheed, any entity in which 10 percent or more of the equity interests are held in the aggregate by officers, directors, or affiliates of Lockheed, or by 5 percent stockholders of Lockheed. The Combination constituted a change in control under the Lockheed Retirement Plan.

       Supplemental retirement plans for the Lockheed Retirement Plan participants who are subject to Internal Revenue Code limits on qualified plan benefits have been authorized. The supplemental plans provide for the payment of the difference between the actual benefits payable under that plan and the benefit that would be payable if the limitations did not apply. The additional benefit payable under each of these supplemental plans is calculated and payable in the same manner as the employee's benefit under the Lockheed Retirement Plan, except that each supplemental retirement plan provides that participants may elect a lump sum payment in lieu of annuity payments and that any participant receiving annuity payment benefits under such plans at the time of a change in control of Lockheed, as defined, will receive, in lieu of the continuation of such annuity payments, the actuarial equivalent of such benefits in a lump sum payable within thirty calendar days following the change in control. The Combination was not a change in control under the supplemental plans.

       Set forth below is a pension plan table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Martin Pension Plan.

             MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                   MARTIN MARIETTA RETIREMENT INCOME PLAN (A)

--------------------------------------------------------------------------------------------------
     Final Average   15 Years of     20 Years of     25 Years of     30 Years of     40 Years of
       Earnings      Service (B)     Service (C)     Service (C)     Service (C)     Service (C)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
      $400,000        $88,617        $173,578        $195,275        $216,972        $239,085
--------------------------------------------------------------------------------------------------
      $500,000       $111,117        $217,578        $244,775        $271,972        $299,585
--------------------------------------------------------------------------------------------------
      $600,000       $133,617        $261,578        $294,275        $326,972        $360,085
--------------------------------------------------------------------------------------------------
      $700,000       $156,117        $305,578        $343,775        $381,972        $420,585
--------------------------------------------------------------------------------------------------
      $800,000       $178,617        $349,578        $393,275        $436,972        $481,085
--------------------------------------------------------------------------------------------------
      $900,000       $201,117        $393,578        $442,775        $491,972        $541,585
--------------------------------------------------------------------------------------------------
     $1,000,000      $223,617        $437,578        $492,275        $546,972        $602,085
--------------------------------------------------------------------------------------------------
     $1,200,000      $268,617        $525,578        $591,275        $656,972        $723,085
--------------------------------------------------------------------------------------------------
     $1,400,000      $313,617        $613,578        $690,275        $766,972        $844,085
--------------------------------------------------------------------------------------------------
     $1,600,000      $358,617        $701,578        $789,275        $876,972        $965,085
--------------------------------------------------------------------------------------------------
     $1,800,000      $403,617        $789,578        $888,275        $986,972       $1,086,085
--------------------------------------------------------------------------------------------------
     $2,000,000      $448,617        $877,578        $987,275       $1,096,972      $1,207,085
--------------------------------------------------------------------------------------------------
     $2,200,000      $493,617        $965,578       $1,086,275      $1,206,972      $1,328,085
--------------------------------------------------------------------------------------------------
     $2,400,000      $538,617       $1,053,878      $1,185,275      $1,316,972      $1,449,085
--------------------------------------------------------------------------------------------------
     $2,600,000      $583,617       $1,141,578      $1,284,275      $1,426,972      $1,570,085
--------------------------------------------------------------------------------------------------
     $2,800,000      $628,617       $1,229,578      $1,383,275      $1,536,972      $1,691,085
--------------------------------------------------------------------------------------------------
     $3,000,000      $673,617       $1,317,578      $1,482,275      $1,646,972      $1,812,085
--------------------------------------------------------------------------------------------------

(A) The benefits payable under the Martin Marietta Retirement Income Plan may be limited by sections 401(a)(17) and 415(d) of the Internal Revenue Code. The maximum earnings amount which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $150,000. The maximum annual amount payable under the Plan as of December 31, 1995, in accordance with Section 415(b) of the Code is $120,000.
(B) Calculated under the Post-ERISA formula.
(C) Calculated under the Pre-ERISA formula.

       Set forth below is a pension plan table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Lockheed Pension Plan.

             MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                          LOCKHEED RETIREMENT PLAN (A)

--------------------------------------------------------------------------------------------------
     Final Average   15 Years of     20 Years of     25 Years of     30 Years of     40 Years of
       Earnings        Service         Service         Service         Service         Service
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
      $400,000        $89,408        $119,210        $149,013        $178,816        $238,616
--------------------------------------------------------------------------------------------------
      $500,000       $111,906        $149,208        $186,510        $223,812        $298,611
--------------------------------------------------------------------------------------------------
      $600,000       $134,406        $179,208        $224,010        $268,812        $358,606
--------------------------------------------------------------------------------------------------
      $700,000       $156,902        $209,203        $261,504        $313,805        $418,601
--------------------------------------------------------------------------------------------------
      $800,000       $179,041        $239,201        $299,001        $358,801        $478,597
--------------------------------------------------------------------------------------------------
      $900,000       $201,899        $269,198        $336,498        $403,798        $538,592
--------------------------------------------------------------------------------------------------
     $1,000,000      $224,397        $299,196        $373,995        $448,794        $598,587
--------------------------------------------------------------------------------------------------
     $1,200,000      $269,393        $359,191        $448,989        $538,787        $718,582
--------------------------------------------------------------------------------------------------
     $1,400,000      $314,392        $419,189        $523,986        $628,783        $838,573
--------------------------------------------------------------------------------------------------
     $1,600,000      $359,388        $479,184        $598,980        $718,776        $958,563
--------------------------------------------------------------------------------------------------
     $1,800,000      $404,384        $539,179        $673,974        $808,769       $1,078,553
--------------------------------------------------------------------------------------------------
     $2,000,000      $449,381        $599,174        $748,968        $898,762       $1,198,544
--------------------------------------------------------------------------------------------------
     $2,200,000      $494,377        $659,170        $823,962        $988,754       $1,318,534
--------------------------------------------------------------------------------------------------
     $2,400,000      $539,374        $719,165        $898,956       $1,078,747      $1,438,525
--------------------------------------------------------------------------------------------------
     $2,600,000      $584,370        $779,160        $973,950       $1,168,740      $1,558,515
--------------------------------------------------------------------------------------------------
     $2,800,000      $629,366        $839,155       $1,048,944      $1,258,733      $1,678,505
--------------------------------------------------------------------------------------------------
     $3,000,000      $674,363        $899,150       $1,123,938      $1,348,726      $1,798,496
--------------------------------------------------------------------------------------------------

(A) The benefits payable under the Lockheed Retirement Plan may be limited by sections 401(a)(17) and 415(d) of the Internal Revenue Code. The maximum earnings amount which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $150,000. The maximum annual amount payable under the Plan as of December 31, 1995, in accordance with Section 415(b) of the Code is $120,000.

       The amounts listed on the tables for the Martin Pension Plan and the Lockheed Retirement Plan are not subject to any deduction for Social Security benefits or other offsets.

       The annual amounts payable to Messrs. Tellep and Marafino upon their retirements, effective January 1, 1996 are $992,160 and $659,928, respectively. As of December 31, 1995, the estimated annual benefits payable upon retirement at age 65 for the other individuals named in the compensation table, based on continued employment at current compensation, are as follows: Mr. Augustine $1,148,664, Mr. Bennett $571,325, and Mr. Coffman $406,006. These amounts (as do the amounts shown on the tables) include benefits payable under the supplemental plans. The years of credited service as of December 31, 1995, for Messrs. Tellep, Marafino, Augustine, Bennett, and Coffman were 40 years, 36 years, 19 years, 37 years, and 28 years, respectively.

       Payments from the Martin Pension Plan, the Lockheed Retirement Plan, the Martin Savings Plan and the Lockheed Savings Plan are made from irrevocable trusts intended to be qualified under Section 401(a) of the Internal Revenue Code. Payments from the supplemental plans and other benefit arrangements are made from the general assets of the Corporation although some assets have been segregated in trusts to secure payment of certain benefits. All of the plans (including the supplemental plans) have been assumed by the Corporation.

STOCK PRICE PERFORMANCE GRAPH

              COMPARISON OF 1995 WEEKLY CUMULATIVE TOTAL RETURN(1) LOCKHEED MARTIN, S&P 500 AND PEER ISSUERS INDICES(2)

       The following graph compares the Corporation's cumulative stockholder return on its Common Stock, including the reinvestment of dividends, with the return on the Standard & Poor's 500 Stock Index and the peer group identified below.


                     '16 Mar   '24 Mar   '31 Mar   '7 Apr    '13 Apr   '21 Apr   '28 Apr   '5 May    '12 May   '19 May   '26 May
LOCKHEED MARTIN        100       104       103       105       107       109       112       114       115       113       117
S&P 500                100       101       101       102       103       103       104       105       106       105       106
PEER ISSUERS INDEX     100       102       102       103       104       105       107       109       111       111       112


                     '2 Jun    '9 Jun    '16 Jun   '30 Jun   '7 Jul    '14 Jul   '21 Jul   '28 Jul
LOCKHEED MARTIN        117       113       119       124       123       121       122       127
S&P 500                108       107       110       111       113       114       113       115
PEER ISSUERS INDEX     114       112       116       119       121       121       121       126


                     '4 Aug    '11 Aug   '18 Aug   '25 Aug   '1 Sep    '8 Sep    '15 Sep   '22 Sep   '29 Sep
LOCKHEED MARTIN        122       118       121       120       122       125       127       127       132
S&P 500                114       113       114       114       115       117       119       119       120
PEER ISSUERS INDEX     123       122       124       125       125       127       128       128       131


                     '6 Oct  '13 Oct  '20 Oct  '27 Oct  '3 Nov  '10 Nov  '17 Nov  '24 Nov  '1 Dec  '8 Dec  '15 Dec  '22 Dec '29 Dec
LOCKHEED MARTIN        130     135      138      136      134     137      141      143      146     147     151      154     156
S&P 500                119     120      120      119      121     122      123      123      125     127     127      126     127
PEER ISSUERS INDEX     128     131      134      131      133     134      137      140      142     143     144      146     149


(1) Assumes that the investment in Lockheed Martin Common Stock ("LMT") and each index was $100 on March 16, 1995 (the first day of trading in LMT) with reinvestment of dividends.
(2) Market weighted index comprised of: General Dynamics Corporation, Litton Industries, Inc., Lockheed Martin, Loral Corporation, McDonnell Douglas Corporation, Northrop Grumman Corporation and Raytheon Corporation.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Corporation for fiscal year 1996. The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because management believes this to be good corporate governance. Should the stockholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR the Ratification of Appointment of Independent Auditors.

PROPOSED DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN

       On July 27, 1995, the Board of Directors adopted the Lockheed Martin Deferred Management Incentive Compensation Plan (the "Plan"). The purposes of the Plan are to provide certain key management employees of the Corporation and its subsidiaries the opportunity to defer receipt of incentive compensation awards under the Lockheed Martin Management Incentive Compensation

Plan (the "MICP")(1) and to encourage key employees to maintain a financial interest in the Corporation's performance. A summary of the Plan is set forth below. Reference is made to the Lockheed Martin Deferred Management Incentive Compensation Plan, attached hereto as Exhibit A, for complete information.

       The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") or such other committee of the Board of Directors constituted so as to meet the disinterested administration requirements of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan, and interpretations of the Plan by the Committee shall be final and binding on all parties.

       The majority of the key employees who participate in the MICP, at the recommendation of senior management and approved by the Compensation Committee, may participate in the Plan. Participation is limited to a select group of management or highly compensated employees which has been determined to generally be those participants in the MICP who earn $80,000 or more in base salary and are awarded more than $10,000 in incentive compensation. This includes approximately 1,680 employees, three of whom are also directors.

       The Plan provides that eligible recipients of MICP awards may elect annually to defer until termination of service or beyond all or a portion of any incentive compensation awarded under the MICP, subject to a $5,000 minimum deferral. The amount, with credited interest, will be paid in a lump sum or in up to 15 annual installments as elected by the employee at the time the deferral election is made for that MICP award. Participants who terminate employment for reasons other than death, disability, retirement or layoff would automatically receive their deferred amounts in a lump sum. All amounts accumulated and unpaid under the Plan must be paid by the Corporation in a lump sum within fifteen calendar days following a change of control, as defined in the Plan. Subject to certain exceptions contained in the Plan, distributions may be made to participants in the event of serious financial hardship as determined by the Committee. In addition, a participant may elect to withdraw his or her entire account at any time, subject to a 10 percent penalty and suspension from deferral participation for one year. The Committee in its sole discretion may modify the timing or number of payments in the event a participant dies or becomes disabled prior to distribution of his benefits.

       The Plan provides that a participant may choose annually between two accounts pursuant to which earnings on deferred amounts will accrue: (1) a rate that tracks the published rate for computing the present value of future benefits under Cost Accounting Standard 415 (the "Interest Investment Option"); or (2) a rate that tracks the performance of Lockheed Martin Common Stock (including reinvestment of dividends) (the "Stock Investment Option"). Elections as to the amount of deferral, form of payout and interest rate crediting options must be made each year by October 31 for MICP awards to be paid the following year. Election of an interest crediting rate, payout form and timing of payment for a particular MICP award applies only to that award and is irrevocable, except that participants (or beneficiaries) receiving installment payments may make a one-time election at termination of employment to have the Interest Investment Option apply prospectively to amounts credited under the Stock Investment Option.
------------------

(1) The Lockheed Martin Management Incentive Compensation Plan provides for incentive compensation payments to certain management employees serving in key positions recommended by senior management and approved by the Compensation Committee, which administers this plan. Approximately 1,850 positions are eligible for participation in this plan. Awards of incentive compensation, if any, are made on an annual basis, generally during the first calendar quarter of the year following the year in which the services on which the awards are based were performed, although the Compensation Committee may defer payment of any individual participant's award. The aggregate amount of the awards, if any, made under this plan is at the discretion of the Board of Directors following the recommendation of the Compensation Committee. Individual awards are typically determined by a formula which takes into consideration the performance of the individual participant and the operating company or organization to which the participant is assigned during the year for which the award is earned. Companies are measured against specific financial objectives such as orders, sales, pre-tax earnings and cash flow management as well as other significant operational objectives.

       In addition, the eligible participants for whom an account is maintained under the Deferred Management Incentive Compensation Plan of Lockheed and its Subsidiaries will be given a one-time opportunity during calendar year 1996 to make an irrevocable election to have all or a portion of the employee's account balance under that plan credited to the employee's account under the Plan and reallocated to the Stock Investment Option.

       Special rules apply to the election of persons subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 Persons"). A Section 16 Person's election to allocate amounts to the Stock Investment Option shall be given effect only if irrevocably made at least six months prior to the effective day of the allocation. If a Section 16 Person's election is made less than six months prior to the date the MICP award is credited to his account, then the amounts shall initially be allocated to the Interest Investment Option and then reallocated to the Stock Investment Option as of the first day of the seventh month following the month in which the election was made. In addition, if an employee becomes a Section 16 Person after making his annual election, he or she will be given an opportunity to make an irrevocable modified investment election for that year. The effective date of any modified election to allocate amounts to the Stock Investment Option shall be at least six months after the modified election is made. Finally, no amount allocated to the Stock Investment Option of a Section 16 Person shall be distributed or withdrawn unless the amount was allocated to the employee's account at least six months prior to the date of distribution or withdrawal.

       The Plan is not eligible for treatment as a "qualified" employee pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

       For Federal income tax purposes, a Participant will not be required to include in taxable income Incentive Compensation deferred under the Plan or earnings (including appreciation in the value of Reference Units) credited to his or her account. A participant will be required to include the value of his or her account in taxable income at the time it is received by the Participant. The Corporation will be entitled to a tax deduction for the amount includible in the taxable income of the Participant in the year it is received by the Participant.

       Incentive Compensation deferred under the Plan will be subject to Social Security and Medicare withholding in the year the deferred amounts are credited to the Participant's Account. Benefits payable under the Plan will be subject to income tax withholding when paid to the Participant.

       The Board of Directors may amend, modify, suspend or discontinue the plan at any time subject to any stockholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a participant's account balance or postponing the time when a participant is entitled to receive a distribution of his account balance. Further, no amendment may alter the formula for crediting interest to participants' accounts with respect to amounts for which deferral elections have previously been made, unless the amended formula is not less favorable to participants than that previously in effect, or unless each affected participant consents to such change. The Board of Directors reserves the right to terminate the plan at any time and to pay all participants their account balances in a lump sum immediately following such termination or at such time thereafter as the Board may determine, subject to certain conditions.

       The Plan became effective upon adoption of awards of incentive compensation for the Corporation's fiscal year ending December 31, 1995, and subsequent fiscal years. With respect to Section 16 Persons, the availability of the Stock Investment Option is conditioned upon the approval of the Plan by the stockholders of the Corporation. In the event that the Plan is not approved by the stockholders, then Section 16 Persons shall not be entitled to have deferred compensation allocated to the Stock Investment Option; any prior elections by
Section 16 Persons to have allocations made to the Stock Investment Option shall retroactively be deemed ineffective, and the account balances of those Section 16 Persons shall be restated as if all of their deferred compensation had been allocated to the Interest Option at all times.

       The Board of Directors recommends a vote FOR the Lockheed Martin Deferred Management Incentive Compensation Plan.

STOCKHOLDER PROPOSAL

       The City of New York, Office of the Comptroller, 1 Centre Street, New York, New York 10007-2341, on behalf of the New York City Employees' Retirement System, the owner of 535,903 shares of Common Stock of the Corporation has notified Lockheed Martin that it intends to present the following proposal (previously submitted for Lockheed's 1995 Annual Meeting, which did not take place due to the Combination) at this year's annual meeting:

    "WHEREAS WE BELIEVE:

    "The responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

    "Adherence to public standards for environment performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their company;

    "Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems;

    "Uniform standards for environmental reports permits comparisons of performance over time. It also allows companies to attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

    "WHEREAS:

    "The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large investors (including shareholders of this Company) with $160 billion in stockholdings, public interest representatives, and environmental experts -- consulted with corporations and produced comprehensive public standards for both environmental performance and reporting. Over 80 companies, including Sun [Oil], General Motors, H.B. Fuller, Polaroid, and Arizona Public Service Company have endorsed the CERES Principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers speak enthusiastically about the benefits that flow from working with CERES: increasing public credibility; adding "value" to the company's environmental initiatives; and advancing the company's own environmental plans and agenda.

    "In endorsing the CERES Principles, a company commits to work toward:

       1.       Protection of the biosphere

       2.       Sustainable use of natural resources

       3.       Waste reduction and disposal

       4.       Energy conservation

       5.       Risk Reduction

       6.       Safe Products and Services

       7.       Environmental Restoration

       8.       Informing the public

       9.       Management commitment

       10.      Audits and reports

    "[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel:
    617/451-0927].

       "RESOLVED: Shareholders request the Company to endorse the CERES Principles as part of its commitment to be publicly accountable for its environmental impact."

                       STOCKHOLDER'S SUPPORTING STATEMENT

    "Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaborating with this corporate-environmental-investor-community coalition to develop: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco -- management and auditing.

    "We invite our company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the principles; and (3) annually publishing an environmental report in the format of the CERES Report. This will complement -- not supplant -- internal corporate environmental policies and procedures.

    "Without such public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards upheld by management and stakeholders alike. Shareholders are asked to vote FOR this resolution to encourage our company to demonstrate environmental leadership and accountability."

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                    THIS PROPOSAL FOR THE FOLLOWING REASONS:

       The merger of Lockheed and Martin Marietta brought together two companies committed to protection of the environment and to sound stewardship of our natural resources. Up to the time of the merger, the companies, collectively, had made significant strides in reducing the environmental risks posed by their operations, including voluntary reductions in the generation of process-related hazardous wastes (by 78 percent since 1987), chemical releases (by 88 percent since 1988), and emissions of ozone-depleting substances (by 86 percent since
1988), and had largely eliminated underground storage tanks and PCB transformers at its owned operating facilities.

       Perhaps most notably, both companies were charter members of the Environmental Protection Agency's "33/50 Program" which called for companies to voluntarily reduce their use of certain toxic chemicals by 50 percent by 1995. The companies so far exceeded even this ambitious goal (an 84 percent reduction) that Lockheed Martin was among 20 corporations recognized by the EPA and McGraw Hill in their "Environmental Champions" program for outstanding achievement in this area. In addition to the five EPA Stratospheric Protection Awards and numerous other agency awards the companies have received, the Corporation has committed to, or is participating in, the following EPA voluntary programs:
Green Lights, which focuses on using energy efficient lighting to prevent pollution from the nation's power generating facilities; WasteWi$e, which focuses on reducing the generation of solid and municipal wastes; and Climate Wise, which focuses on energy efficiency in all areas of facility operation. The Corporation intends to continue in these efforts and, since the merger, has adopted a policy and implemented an environmental management structure that is intended to perpetuate its commitment to environmental protection and stewardship of natural resources.

       Against this backdrop, adoption of the principles advocated by the Coalition for Environmentally Responsible Economies (CERES) would impose costly, additional reporting requirements on the Corporation which are not imposed by law but by an organization which is largely self-appointed. The Board of Directors believes that environmental compliance is an integral part of sound management and responsible corporate citizenship, and that abdication of that responsibility to a private organization does not further either of these goals. Accordingly, the Board of Directors believes that the interest of Lockheed Martin's stockholders is best served by focusing the Corporation's efforts on achieving and maintaining environmental compliance with those laws and regulations promulgated by government entities, as well as continuing the Corporation's important programs (described above) for reducing the use, generation and release of toxic and ozone depleting chemicals.

       Stockholders desiring additional information concerning the effect of environmental regulations on the Corporation including litigation relating thereto, may refer to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. Interested stockholders may also wish to refer to the Corporation's 1995 Annual Report To Stockholders.

       For these reasons, the Board of Directors recommends that stockholders vote AGAINST the proposal.

MISCELLANEOUS

       Financial and other reports will be presented at the meeting and will be made available for inspection by stockholders present at the meeting, but it is not intended that any action will be taken in respect thereof.

       The cost of soliciting proxies has been or will be paid by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners; and the Corporation will, upon request, reimburse them for their reasonable expenses in so doing. The Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $25,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the meeting, the Corporation may request by telephone or otherwise the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Stockholders are urged to return their proxies without delay.

       At the time this Proxy Statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incidental to the conduct of the meeting.

       PROPOSALS BY STOCKHOLDERS INTENDED TO BE PRESENTED AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF THE CORPORATION MUST BE RECEIVED BY THE SECRETARY OF THE CORPORATION NO LATER THAN NOVEMBER 15, 1996 IN ORDER TO BE INCLUDED IN THE PROXY STATEMENT AND ON THE PROXY CARD THAT WILL BE SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THAT MEETING. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the By-Laws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders. Written notice must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Any waiver by the Corporation of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Corporation to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal. Any stockholder desiring a copy of the By-Laws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation.

                                           /s/ LILLIAN M. TRIPPETT
                                           --------------------------
                                           Lillian M. Trippett
                                           Corporate Secretary and
                                           Associate General Counsel
March 18, 1996

       Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting of Stockholders of the Corporation, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission. Requests should be mailed to James R. Ryan, Investor Relations Vice President, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817.

                                   EXHIBIT A

                          LOCKHEED MARTIN CORPORATION
                         DEFERRED MANAGEMENT INCENTIVE
                               COMPENSATION PLAN
                            (ADOPTED JULY 27, 1995)

                                   ARTICLE I

                              PURPOSES OF THE PLAN

       The purposes of the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the "Deferral Plan") are to provide certain key management employees of Lockheed Martin Corporation and its subsidiaries (the "Company") the opportunity to defer receipt of Incentive Compensation awards under the Lockheed Martin Corporation Management Incentive Compensation Plan (the "MICP") and to encourage key employees to maintain a financial interest in the Company's performance. Except as expressly provided hereinafter, the provisions of this Deferral Plan and the MICP shall be construed and applied independently of each other.

       The Deferral Plan applies solely to MICP awards and expressly does not apply to any special awards which may be made under any of the Company's other incentive plans, except and to the extent specifically provided under the terms of such other incentive plans and the relevant awards.

                                   ARTICLE II

                                  DEFINITIONS

       Unless the context indicates otherwise, the following words and phrases shall have the meanings hereinafter indicated:

       1. ACCOUNT -- The bookkeeping account maintained by the Company for each Participant which is credited with the Participant's Deferred Compensation and earnings (or losses) attributable to the investment options selected by the Participant, and which is debited to reflect distributions and forfeitures; the portions of a Participant's Account allocated to different investment options will be accounted for separately.

       2. ACCOUNT BALANCE -- The total amount credited to a Participant's Account at any point in time, including the portions of the Account allocated to each investment option.

       3. AWARD YEAR -- The calendar year with respect to which an Eligible Employee is awarded Incentive Compensation.

       4. BENEFICIARY -- The person or persons (including a trust or trusts) validly designated by a Participant, on the form provided by the Company, to receive distributions of the Participant's Account Balance, if any, upon the Participant's death. In the absence of a valid designation, or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Participant under this Deferral Plan; a Participant may amend his or her Beneficiary designation at any time before the Participant's death.

       5.      BOARD -- The Board of Directors of Lockheed Martin Corporation.

       6.      COMMITTEE -- The committee described in Section 1 of Article
VIII.

       7.      COMPANY -- Lockheed Martin Corporation and its subsidiaries.

       8. COMPANY STOCK INVESTMENT OPTION -- The investment option under which the amount credited to a Participant's Account will be based on the market value and investment return of the Company's Common Stock.

       9. DEFERRAL AGREEMENT -- The written agreement executed by an Eligible Employee on the form provided by the Company under which the Eligible Employee elects to defer Incentive Compensation for an Award Year.

       10. DEFERRAL PLAN -- The Lockheed Martin Corporation Deferred Management Incentive Compensation Plan, adopted by the Board on July 27, 1995.

       11. DEFERRED COMPENSATION -- The amount of Incentive Compensation credited to a Participant's Account under the Deferral Plan for an Award Year.

       12. ELIGIBLE EMPLOYEE -- An employee of the Company who is a participant in the MICP and who has satisfied such additional requirements for participation in this Deferral Plan as the Committee may from time to time establish. In the exercise of its authority under this provision, the Committee shall limit participation in the Plan to employees whom the Committee believes to be a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

       13.     EXCHANGE ACT -- The Securities Exchange Act of 1934.

       14. INCENTIVE COMPENSATION -- The MICP amount granted to an employee for an Award Year.

       15. INTEREST OPTION -- The investment option under which earnings will be credited to a Participant's Account based on the interest rate applicable under Cost Accounting Standard 415, Deferred Compensation.

       16. MICP -- The Lockheed Martin Corporation Management Incentive Compensation Plan.

       17. PARTICIPANT -- An Eligible Employee for whom Incentive Compensation has been deferred for one or more years under this Deferral Plan; the term shall include a former employee whose Deferred Compensation has not been fully distributed.

       18. SECTION 16 PERSON -- A Participant who at the relevant time is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934.

       19. TRADING DAY -- A day upon which transactions with respect to Company Common Stock are reported in the consolidated transaction reporting system.

                                  ARTICLE III

                          ELECTION OF DEFERRED AMOUNT

       1. Timing of Deferral Elections. An Eligible Employee may elect to defer Incentive Compensation for an Award Year by executing and delivering to the Company a Deferral Agreement no later than October 15 of the Award Year or such other date established by the Committee for an Award Year that is not later than October 31 of that Award Year, provided that any election by a Section 16 Person shall be subject to the provisions of Section 4 of Article IV. An employee who first qualifies as an Eligible Employee after September 15 of an Award Year may elect to defer Incentive Compensation for that Award Year by entering into a Deferral Agreement up to thirty (30) days after the date on which such employee first becomes a participant in the MICP. An Eligible Employee's Deferral Agreement shall be irrevocable when delivered to the Company. Each Deferral Agreement shall apply only to amounts deferred in that Award Year and a separate Deferral Agreement must be completed for each Award Year for which an Eligible Employee defers Incentive Compensation.

       2. Amount of Deferral Elections. An Eligible Employee's deferral election may be stated as:

                (a) a dollar amount which is at least $5,000 and is an even multiple of $1,000,

                (b) the greater of $5,000 or a designated percentage of the Eligible Employee's Incentive Compensation (adjusted to the next highest multiple of $1,000),

                (c) the excess of the Eligible Employee's Incentive Compensation over a dollar amount specified by the Eligible Employee (which must be an even multiple of $1,000), or

                (d)    all of the Eligible Employee's Incentive Compensation.

An Eligible Employee's deferral election shall be effective only if the Participant is awarded at least $10,000 of Incentive Compensation for that Award Year, and, in the case of a deferral election under paragraph (c) of this
Section 2, only if the resulting excess amount is at least $5,000.

       3. Effect of Taxes on Deferred Compensation. The amount that would otherwise be deferred and credited to an Eligible Employee's Account will be reduced by the amount of any tax that the Company is required to withhold with respect to the Deferred Compensation. The reduction for taxes shall be made proportionately out of amounts otherwise allocable to the Interest Option and the Company Stock Investment Option.

                                   ARTICLE IV

                             CREDITING OF ACCOUNTS

       1. Crediting of Deferred Compensation. Incentive Compensation that has been deferred hereunder shall be credited to a Participant's Account as of the day on which the Incentive Compensation would have been paid to the Participant if no Deferral Agreement had been made.

       2. Crediting of Earnings. Earnings shall be credited to a Participant's Account based on the investment option or options to which the Account has been allocated, beginning with the day as of which Deferred Compensation (or any reallocation under Section 4, 5, or 6 of Article IV) is credited to the Participant's Account. Any amount distributed from a Participant's Account shall be credited with earnings through the last day of the month preceding the month in which a distribution is made. The earnings credited under each of the investment options shall be determined as follows:

                (a) Interest Option: The portion of a Participant's Account allocated to the Interest Option shall be credited with interest, compounded monthly, at a rate equivalent to the then published rate for computing the present value of future benefits at the time cost is assignable under Cost Accounting Standard 415, Deferred Compensation, as determined by the Secretary of the Treasury on a semi-annual basis pursuant to Pub. L. 92-41, 85 Stat. 97.

                (b) Company Stock Investment Option: The portion of a Participant's Account allocated to the Company Stock Investment Option shall be credited as if such amount had been invested in the Company's Common Stock at the published closing price of the Company's Common Stock on the last Trading Day preceding the day as of which Deferred Compensation (or any reallocation under Section 4, 5, or 6 of Article IV) is credited to the Participant's Account; this portion of the Participant's Account Balance shall reflect any subsequent appreciation or depreciation in the market value of the Company's Common Stock based on the closing price of the stock on the New York Stock Exchange on the last Trading Day of each month and shall reflect dividends on the Company's Common Stock as if such dividends had been reinvested in the Company's Common Stock.

       3. Selection of Investment Options. Except as otherwise provided in this Deferral Plan, a Participant's investment selections shall be made as part of his or her Deferral Agreement for an Award Year and shall be irrevocable with respect to amounts deferred for that Award Year, and no subsequent reallocations shall be made. At the time of entering into a Deferral Agreement for any subsequent Award Year, a Participant shall select the investment options for the Deferred Compensation to be credited to the Participant's Account for that Award Year. A Participant's allocations between investment options shall be subject to such minimum allocations as the Committee may establish.

       4. Special Rules for Section 16 Persons. Notwithstanding the foregoing, an election by a Section 16 Person to have Deferred Compensation allocated to the Company Stock Investment Option shall be given effect only if irrevocably made at least six months prior to the effective date of the allocation. If a Section 16 Person's Deferral Agreement for an Award Year is entered into less than six months prior to the date that Deferred Compensation is credited for that Award Year, and if he or she has elected to have any portion of the Deferred Compensation for that Award Year allocated to the Company Stock Investment Option, that portion shall initially be allocated to the Interest Option and shall be reallocated and credited to the Company Stock Investment Option as of the first day of the seventh month following the month in which the Deferral Agreement was made. An Eligible Employee who first becomes a Section 16 Person after his or her Deferral Agreement has been entered into for an Award Year shall be subject to the requirements of this Section 4, except that such an Eligible Employee shall be permitted, within ten business days after becoming a Section 16 Person, to make irrevocable modified investment elections for that Award Year; any allocations to the Company Stock Investment Option on behalf of such a Section 16 Person shall be deferred until the first day of the seventh month following the month in which the Eligible Employee's modified election is made (or, if later, the first day of the seventh month following the month in which the election period expires without a modified election having been made).

       5. Reallocations to Company Stock Investment Option. Each Eligible Employee for whom an account is maintained under the Deferred Management Incentive Compensation Plan of Lockheed Corporation and its Subsidiaries (the "Lockheed Plan") will be given a one-time opportunity during calendar year 1996 to make an irrevocable election to have all or a portion of that account balance credited to the Eligible Employee's Account under this Deferral Plan and reallocated to the Company Stock Investment Option. That reallocation shall be credited to the Participant's Account under this Deferral Plan as of the first day of the month following the last month in which such elections are permitted, but in the case of a Section 16 Person not earlier than the first day of the seventh month after the month in which the election is delivered to the Company. If such a reallocation is made, the Eligible Employee's right to receive benefits under the Lockheed Plan will be reduced accordingly, and the Company will be released from liability under the Lockheed Plan for the amount reallocated. Although the terms of this Deferral Plan shall generally apply to any amount so reallocated, the Eligible Employee's irrevocable payment elections under the Lockheed Plan will continue to apply to the reallocated amount.

       6. Reallocations to Interest Option. If benefit payments to a Participant or Beneficiary are to be paid or commenced to be paid over a period that extends more than six months after the date of the Participant's termination of employment with the Company or death, the Participant or Beneficiary, as applicable, may elect irrevocably at any time after the Participant's termination of employment or death and before the commencement of benefit payments to have the portion of the Participant's Account that is allocated to the Company Stock Investment Option reallocated to the Interest Option. A reallocation under this Section 5 shall take effect as of the first day of the month following the month in which an executed reallocation election is delivered to the Company, but in the case of a Section 16 Person not earlier than the first day of the seventh month following the month in which the reallocation election is delivered to the Company.

                                   ARTICLE V

                              PAYMENT OF BENEFITS

       1. General. The Company's liability to pay benefits to a Participant or Beneficiary under this Deferral Plan shall be measured by and shall in no event exceed the Participant's Account Balance. Except as otherwise provided in this Deferral Plan, a Participant's Account Balance shall be paid to him in accordance with the Participant's elections under Sections 2 and 3 of this Article, and such elections shall be continuing and irrevocable. All benefit payments shall be made in cash and, except as otherwise provided, shall reduce allocations to the Interest Option and the Company Stock Investment Option in the same proportions that the Participant's Account Balance is allocated between those investment options at the end of the month preceding the date of distribution. Notwithstanding the foregoing, no amount shall be distributed to a
Section 16 Person under this Deferral Plan unless the amount was allocated to the Participant's Account at least six months prior to the date of distribution or no portion of the amount was allocated to the Company Stock Investment Option.

       2. Election for Commencement of Payment. At the time a Participant first completes a Deferral Agreement, he or she shall elect from among the following options governing the date on which the payment of benefits shall commence:

                (A) Payment to begin on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company for any reason.

                (B) Payment to begin on or about January 15th of the year next following the year in which the Participant terminates employment with the Company for any reason.

                (C) Payment to begin on or about the January 15th or July 15th next following the date on which the Participant has both terminated employment with the Company for any reason and attained the age designated by the Participant in the Deferral Agreement.

       3. Election for Form of Payment. At the time a Participant first completes a Deferral Agreement, he or she shall elect the form of payment of his or her Account Balance from among the following options:

                (A)    A lump sum.

                (B) Annual payments for a period of years designated by the Participant which shall not exceed fifteen (15). The amount of each annual payment shall be determined by dividing the Participant's Account Balance at the end of the month prior to such payment by the number of years remaining in the designated installment period. The installment period may be shortened, in the sole discretion of the Committee, if the Committee at any time determines that the amount of the annual payments that would be made to the Participant during the designated installment period would be too small to justify the maintenance of the Participant's Account and the processing of payments.

       4. Prospective Change of Payment Elections. At the time of entering into a Deferral Agreement for an Award Year, a Participant may modify his payment elections under Sections 2 and 3 with respect to the portion of his or her Account allocable to the amounts to be deferred for that Award Year and subsequent Award Years. If a Participant has different payment elections in effect, the Company shall maintain sub-accounts for the Participant to determine the amounts subject to each payment election; no modification of payment elections will be accepted if it would require the Company to maintain more than five (5) sub-accounts within the Participant's Account in order to make payments in accordance with the Participant's elections.

       5. Acceleration upon Early Termination. Notwithstanding a Participant's payment elections under Sections 2 and 3, if the Participant terminates employment with the Company other than by reason of layoff, death or disability and before the Participant is eligible to commence receiving retirement benefits under a pension plan maintained by the Company (or before the Participant has attained age 55 if the Participant does not participate in such a pension plan), the Participant's Account Balance shall be distributed to him or her in a lump sum on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company.

       6. Death Benefits. Upon the death of a Participant before a complete distribution of his or her Account Balance, the Account Balance will be paid to the Participant's Beneficiary in accordance with the payment elections applicable to the Participant. If a Participant dies while actively employed or otherwise before the payment of benefits has commenced, payments to the Beneficiary shall commence on the date payments to the Participant would have commenced, taking account of the Participant's termination of employment (by death or before) and, if applicable, by postponing commencement until after the date the Participant would have attained the commencement age specified by the Participant. Whether the Participant dies before or after the commencement of distributions, payments to the Beneficiary shall be made for the period or remaining period elected by the Participant.

       7. Early Distributions in Special Circumstances. Notwithstanding a Participant's payment elections under Sections 2 and 3 of this Article V, a Participant or Beneficiary may request an earlier distribution in the following limited circumstances:

                (a) Hardship Distributions. Subject to the last sentence of this Section 7(a) with respect to Section 16 Persons, the Committee shall have the power and discretion at any time to approve a payment to a Participant if the Committee determines that the Participant is suffering from a serious financial emergency caused by circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment were made. Any such hardship payment will be in a lump sum and will not exceed the lesser of (i) the amount necessary to satisfy the financial emergency (taking account of the income tax liability associated with the distribution), or (ii) the Participant's Account Balance. In the event that a Section 16 Person seeks a hardship withdrawal under this Section 7(a), the distribution will be made first out of the portion of the Participant's Account, if any, allocated to the Interest

       Option; if the hardship distribution cannot be satisfied in full out of amounts allocated to the Interest Option, no distribution will be made from the portion of the Participant's Account allocated to the Company Stock Investment Option until the seventh month following the month in which the Participant's application under this Section 7(a) was made, which application shall be irrevocable when made.

                (b) Withdrawal with Forfeiture. A Participant may elect at any time to withdraw ninety percent (90%) of the amount credited to the Participant's Account. If such a withdrawal is made, the remaining ten percent (10%) of the Participant's Account shall be permanently forfeited, and the Participant will be prohibited from deferring any amount under the Deferral Plan for the Award Year in which the withdrawal is received (or the first Award Year in which any portion of the withdrawal is received). In the event that a Section 16 Person seeks a withdrawal under this Section 7(b), any portion of the Section 16 Person's Account allocated to the Company Stock Investment Option will not be subject to distribution or forfeiture until the seventh month following the month in which the Participant's election under this
       Section 7(b) was made, which election shall be irrevocable when made; any portion of the Section 16 Person's Account allocated to the Interest Option will be subject to immediate distribution and forfeiture; the ten percent forfeiture shall be separately applied to each such portion of the Section 16 Person's Account at the time of distribution.

                (c) Death or Disability. In the event that a Participant dies or becomes permanently disabled before the Participant's entire Account Balance has been distributed, the Committee, in its sole discretion, may modify the timing of distributions from the Participant's Account, including the commencement date and number of distributions, if it concludes that such modification is necessary to relieve the financial burdens of the Participant or Beneficiary.

       8.      Acceleration upon Change in Control.

                (a) Notwithstanding any other provision of the Deferral Plan, the Account Balance of each Participant shall be distributed in a single lump sum within fifteen (15) calendar days following a "Change in Control."

                (b) For purposes of this Deferral Plan, a Change in Control shall include and be deemed to occur upon the following events:

                      (1) A tender offer or exchange offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors of the Company.

                      (2) The Company is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

                      (3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company.

                      (4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

                      (5) The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company's business and/or assets as an entirety to an entity that is not a Subsidiary.

                (c) Notwithstanding the provisions of Section 8(a), if a distribution in accordance with the provisions of Section 8(a) would result in a nonexempt short-swing transaction under Section 16(b) of the Exchange Act with respect to any Section 16 Person, then the date of distribution to such Section 16 Person shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under Section 16(b) of the Exchange Act.

                (d) This Section 8 shall apply only to a Change in Control of Lockheed Martin Corporation and shall not cause immediate payout of Deferred Compensation in any transaction involving the Company's sale, liquidation, merger, or other disposition of any subsidiary.

                (e) The Committee may cancel or modify this Section 8 at any time prior to a Change in Control. In the event of a Change in Control, this Section 8 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any defined term used in Section 8 shall not, for purposes of Section 8, be subject to cancellation or modification during the five year period.

       9. Deductibility of Payments. In the event that the payment of benefits in accordance with the Participant's elections under Sections 2 and 3 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the timing of distributions from the Participant's Account as necessary to maximize the Company's tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the Participant's elections, consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant's Account Balance or to pay aggregate benefits less than the Participant's Account Balance in the event that all or a portion thereof would not be deductible by the Company.

       10. Change of Law. Notwithstanding anything to the contrary herein, if the Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of the Plan has or may be adversely affected by a change in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the Accounts of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

       11. Tax Withholding. To the extent required by law, the Company shall withhold from benefit payments hereunder, or with respect to any Incentive Compensation deferred hereunder, any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.

                                   ARTICLE VI

                         EXTENT OF PARTICIPANTS' RIGHTS

       1. Unfunded Status of Plan. This Deferral Plan constitutes a mere contractual promise by the Company to make payments in the future, and each Participant's rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Deferral Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Deferral

Plan, the Company may set aside assets in a trust described in Revenue Procedure 92-64, 1964-2 C.B. 44, and the Company may direct that its obligations under this Deferral Plan be satisfied by payments out of such trust. The assets of any such trust will remain subject to the claims of the general creditors of the Company. It is the Company's intention that the Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

       2. Nonalienability of Benefits. A Participant's rights under this Deferral Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Deferral Plan, or any interest therein shall not be permitted or recognized, other than the designation of, or passage of payment rights to, a Beneficiary.

                                  ARTICLE VII

                            AMENDMENT OR TERMINATION

       1. Amendment. The Board may amend, modify, suspend or discontinue this Deferral Plan at any time subject to any shareholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a Participant's Account Balance or postponing the time when a Participant is entitled to receive a distribution of his Account Balance. Further, no amendment may alter the formula for crediting interest to Participants' Accounts with respect to amounts for which deferral elections have previously been made, unless the amended formula is not less favorable to Participants than that previously in effect, or unless each affected Participant consents to such change.

       2. Termination. The Board reserves the right to terminate this Plan at any time and to pay all Participants their Account Balances in a lump sum immediately following such termination or at such time thereafter as the Board may determine; provided, however, that if a distribution in accordance with the provisions of this Section 2 would otherwise result in a nonexempt short-swing transaction under Section 16(b) of the Exchange Act, the date of distribution with respect to any Section 16 Person shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under Section 16(b) of the Exchange Act.

                                  ARTICLE VIII

                                 ADMINISTRATION

       1. The Committee. This Deferral Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Deferral Plan to comply with the disinterested administration requirements of Rule 16b-3 of the Exchange Act. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee shall have full authority to interpret the Plan, and interpretations of the Plan by the Committee shall be final and binding on all parties.

       2. Delegation and Reliance. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Deferral Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority the delegation of which would cause this Deferral Plan to fail to satisfy the applicable requirements of Rule 16b-3. In making any determination or in taking or not taking any action under this Deferral Plan, the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Deferral Plan.

       3. Exculpation and Indemnity. Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Deferral Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Deferral Plan or for the failure of the Deferral Plan or any Participant's rights under the Deferral Plan to achieve intended tax consequences, to qualify for exemption or relief under Section 16 of the Exchange Act and the rules thereunder, or to comply with any other law, compliance with which is not required on the part of the Company.

       4. Facility of Payment. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee from all liability with respect thereto.

       5. Proof of Claims. The Committee may require proof of the death, disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

       6. Claim Procedures. The procedures when a claim under this Plan is denied by the Committee are as follows:

                (A)    The Committee shall:

                      (i) notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefor; and

                      (ii) afford the claimant a reasonable opportunity for a review of the decision.

                (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

                      (i) identification of pertinent provisions of this Plan;

                      (ii) such additional information as may be relevant to the denial of the claim; and

                      (iii) an explanation of the claims review procedure and advice that the claimant may request an opportunity to submit a statement of issues and comments.

                (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Committee may hold a hearing at which the claimant may present the basis of any claim for review.

                (D) The Committee shall render a decision within a reasonable time (not to exceed 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of the Plan.

                                   ARTICLE IX

                      GENERAL AND MISCELLANEOUS PROVISIONS

       1. Neither this Deferral Plan nor a Participant's Deferral Agreement, either singly or collectively, shall in any way obligate the Company to continue the employment of a Participant with the Company, nor does either this Deferral Plan or a Deferral Agreement limit the right of the Company at any time and for any reason to terminate the Participant's employment. In no event shall this Plan or a Deferral Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company and a Participant.

In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications in any way obligate the Company to award Incentive Compensation to any Eligible Employee for any Award Year, whether or not the Eligible Employee is a Participant in the Deferral Plan for that Award Year, nor in any other way limit the right of the Company to change an Eligible Employee's compensation or other benefits.

       2. Incentive Compensation deferred under this Deferral Plan shall not be treated as compensation for purposes of calculating the amount of a Participant's benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

       3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 6801 Rockledge Drive, Bethesda, Maryland 20817, to the attention of the Vice President, Human Resources. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his or her place of residence or business address.

       4. In the event it should become impossible for the Company or the Committee to perform any act required by this Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Deferral Plan.

       5. By electing to become a Participant hereunder, each Eligible Employee shall be deemed conclusively to have accepted and consented to all of the terms of this Deferral Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Deferral Plan.

       6. The provisions of this Deferral Plan and the Deferral Agreements hereunder shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

       7. A copy of this Deferral Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the offices of the Company.

       8. The validity of this Deferral Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland, except as to matters of Federal law. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

       9. This Deferral Plan and its operation, including but not limited to, the mechanics of deferral elections, the issuance of securities, if any, or the payment of cash hereunder is subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws) and such other approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

       10. It is the intent of the Company that this Deferral Plan satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Section 16 Persons, satisfies any applicable requirements of Rule 16b-3 of the Exchange Act or other exemptive rules under Section 16 of the Exchange Act and will not subject Section 16 Persons to short-swing profit liability thereunder. If any provision of this Deferral Plan would otherwise frustrate or conflict with the intent expressed in this Section 10, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded. Similarly, any action or election by a Section 16 Person with respect to the Deferral Plan to the extent possible shall be interpreted and deemed amended so as to avoid liability under
Section 16 or, if this is not possible, to the extent necessary to avoid liability under Section 16, shall be deemed ineffective. Notwithstanding anything to the contrary in this Deferral Plan, the provisions of this Deferral Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Deferral Plan are applicable solely to
Section 16 Persons. Notwithstanding any other provision of this Deferral Plan to the contrary, if a distribution which would otherwise occur is prohibited or proposed to be delayed because of the provisions of Section 16 of the Exchange Act or the provisions of the Deferral Plan designed to ensure compliance with
Section 16, the Section 16 Person involved may affirmatively elect in writing to have the distribution occur in any event; provided that the Section 16 Person shall concurrently enter into arrangements satisfactory to the Committee in its sole discretion for the satisfaction of any and all liabilities, costs and expenses arising from this election.

       11. Notwithstanding any other provision of this Deferral Plan, each Eligible Employee who is a Section 16 Person and has entered into a Deferral Agreement prior to the initial distribution of a prospectus relating to this Deferral Plan shall be entitled, during a ten-business-day period following the initial distribution of that prospectus, to make an irrevocable election to (i) receive a distribution of all or any portion of his or her Account Balance attributable to Deferred Compensation for the 1995 Award Year during the seventh month following the month of the election, or (ii) reallocate all or any part of his or her Account Balance attributable to Deferred Compensation for the 1995 Award Year to a different investment option as of the end of the sixth month following the month of the election.

       12. At no time shall the aggregate Account Balances of all Participants to the extent allocated to the Company Stock Investment Option exceed an amount equal to the then fair market value of 5,000,000 shares of the Company's Common Stock, nor shall the cumulative amount of Incentive Compensation deferred under this Deferral Plan by all Eligible Employees for all Award Years exceed $250,000,000.

                                   ARTICLE X

                    EFFECTIVE DATE AND SHAREHOLDER APPROVAL

       This Deferral Plan was adopted by the Board on July 27, 1995 and became effective upon adoption to awards of Incentive Compensation for the Company's fiscal year ending December 31, 1995 and subsequent fiscal years; provided, however, that with respect to Section 16 Persons, the availability of the Company Stock Investment Option is conditioned upon the approval of this Deferral Plan by the stockholders of Lockheed Martin Corporation. In the event that this Deferral Plan is not approved by the stockholders, then Section 16 Persons shall not be entitled to have Deferred Compensation allocated to the Company Stock Investment Option; any prior elections by Section 16 Persons to have allocations made to the Company Stock Investment Option shall retroactively be deemed ineffective, and the Account Balances of those Section 16 Persons shall be restated as if all of their Deferred Compensation had been allocated to the Interest Option at all times.

                            [Recycled Paper Logo]

                          LOCKHEED MARTIN CORPORATION

            PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF STOCKHOLDERS


 P The undersigned hereby appoints Mrs. Lynne V. Cheney, Mr. Allen E. Murray, and Mr. James R. Ukropina, each of them proxies of the
 R undersigned, with full power and substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation
 O to be held at 10:30 a.m. on April 25, 1996, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, and at any adjournment
 X thereof, as indicated herein on those matters described in the Proxy Statement and in accordance with their discretion on such other
 Y matters as may properly come before the meeting. If the undersigned participates in one of the Corporation's savings and 401(k) plans to which shares of Common Stock have been allocated, the undersigned hereby directs the respective Trustees of those plans to vote all such shares at the aforesaid Annual Meeting, and at any adjournment thereof, as designated on the reverse side and, in its discretion, upon such other matters as may properly come before the meeting. Stockholders are requested to mark, date and sign this proxy on the reverse side and to return it promptly in the enclosed envelope.


       Election of Directors, Nominees:

       Norman R. Augustine
       Marcus C. Bennett
       Lynne V. Cheney
       Vance D. Coffman
       Houston I. Flournoy
       James F. Gibbons
       Edward E. Hood, Jr.
       Caleb B. Hurtt
       Gwendolyn S. King
       Vincent N. Marafino
       Eugene F. Murphy
       Allen E. Murray
       Frank Savage
       Daniel M. Tellep
       Carlisle A.H. Trost
       James R. Ukropina
       Douglas C. Yearley

       To vote in accordance with the Board of Directors' recommendations, please sign and date the reverse side; no boxes need to be checked. Shares held through 401(k) and savings plans sponsored by the Corporation for which no card is returned will be voted in accordance with the governing plan document.

                                                                   SEE REVERSE
                                                                       SIDE

 - DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED ENVELOPE -

IMPORTANT

     It is important that all of your shares be represented at the meeting, regardless of the number of shares you hold. If you receive more than one proxy card because your shares are registered in different names or addresses, please sign and return each card so that all of your shares will be represented. Whether or not you plan to attend, please sign, date, and return your proxy card as soon as possible. A return envelope is provided for your convenience.

     Please note that a ticket is required for admission to the meeting. If you plan to attend and you are a stockholder as of the record date, please check the appropriate box on your proxy card, and a ticket will be forwarded to you. If, however, your shares are held in the name of a broker or other nominee, please bring a proxy or a letter from that firm confirming your ownership of the shares as of the close of business on the record date (March 4, 1996).

                            [LOCKHEED MARTIN LOGO]

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

       DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 & 3.

1. Election of               FOR ALL       WITHHELD
   Directors                   / /           / /
   (see reverse)

(For, except vote withheld from the following nominee(s))

---------------------------------------------------------


2. Appointment of Auditors      FOR   AGAINST   ABSTAIN
                                / /     / /       / /

3. Management Proposal          / /     / /       / /


                  DIRECTORS RECOMMEND A VOTE AGAINST ITEM 4.

4. Stockholder Proposal         FOR   AGAINST   ABSTAIN
                                / /     / /       / /

The signer hereby revokes all previous proxies given by the signer to vote at said meeting or any adjournments thereof.




SIGNATURE(S)_______________________________________ DATE______________________
NOTE: Please date and sign exactly as your name appears above and return this card in the enclosed envelope.

                                                 I will attend the meeting / /

 - DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED ENVELOPE -

                            [LOCKHEED MARTIN LOGO]

                                ANNUAL MEETING
                                OF STOCKHOLDERS
                           THURSDAY, APRIL 25, 1996
                                  10:30 A.M.
                           THE WALDORF-ASTORIA HOTEL
                                301 PARK AVENUE
                           NEW YORK, NEW YORK 10022


                                    AGENDA

     - Election of directors
     - Ratification of the appointment of independent auditors
     - Action on the management proposal, as described in the Proxy Statement
     - Action on the stockholder proposal, as described in the Proxy Statement
     - Discussion



  IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE PROXY
                                  CARD ABOVE.

                          LOCKHEED MARTIN CORPORATION

                        VOTING INSTRUCTION TO TRUSTEE
                        ANNUAL MEETING OF STOCKHOLDERS

The undersigned is a participant in one of the savings and 401(k) plans sponsored by Lockheed Martin Corporation (the "Corporation") that holds shares of the Corporation's Common Stock. The participant hereby instructs the Trustee of such plan to vote the shares of Common Stock of the Corporation allocated to the participant's account in accordance with the instructions on the reverse side of this card on those matters described in the Proxy Statement, and to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 25, 1996, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, and at any adjournment thereof, and to act in its discretion on such other matters as may properly come before the meeting. Participants are requested to mark, date and sign this voting instruction card on the reverse side and to return it promptly in the enclosed envelope.

Election of Directors, Nominees:

Norman R. Augustine
Marcus C. Bennett
Lynne V. Cheney
Vance D. Coffman
Houston I. Flournoy
James F. Gibbons
Edward E. Hood, Jr.
Caleb B. Hurtt
Gwendolyn S. King
Vincent N. Marafino
Eugene F. Murphy
Allen E. Murray
Frank Savage
Daniel M. Tellep
Carlisle A.H. Trost
James R. Ukropina
Douglas C. Yearley

Shares allocated to the participant's plan account for which no card is returned will be voted by the Trustee in the manner described in the notice to participants accompanying this card. To vote in accordance with the Board of Directors' recommendations, sign and date the reverse side; no boxes need to be checked.

                                  SEE REVERSE
                                     SIDE

    - DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE -

IMPORTANT

     Whether or not you plan to attend the annual meeting of stockholders, please sign, date, and return your card as soon as possible in the return envelope provided.

     Please note that a ticket is required for admission to the meeting. If you plan to attend, please check the appropriate box on your card, and a ticket will be forwarded to you.


                            [LOCKHEED MARTIN LOGO]

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.

THIS CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE TRUSTEE MAKES NO RECOMMENDATION AS TO YOUR DIRECTION. IF THIS CARD IS RETURNED SIGNED AND DATED BUT NO DIRECTION IS MADE, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

       DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 & 3.

1. Election of         FOR ALL                        WITHHELD
   Directors             / /                             / /
   (see reverse)

(For, except vote withheld from the following nominee(s))

--------------------------------------------------------------


2. Appointment           FOR           AGAINST         ABSTAIN
   of Auditors           / /             / /             / /

3. Management            FOR           AGAINST         ABSTAIN
   Proposal              / /             / /             / /

                  DIRECTORS RECOMMEND A VOTE AGAINST ITEM 4.

4. Stockholder           FOR           AGAINST         ABSTAIN
   Proposal              / /             / /             / /


The signer hereby revokes all previous instructions given by the signer to vote with respect to allocated shares at said meeting or any adjournments thereof.




SIGNATURE(S)_______________________________________ DATE______________________
NOTE: Please date and sign exactly as your name appears above and return this card in the enclosed envelope.

                                                 I will attend the meeting / /


    - DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE -


                            [LOCKHEED MARTIN LOGO]

                                ANNUAL MEETING
                                OF STOCKHOLDERS
                           THURSDAY, APRIL 25, 1996
                                  10:30 A.M.
                           THE WALDORF-ASTORIA HOTEL
                                301 PARK AVENUE
                           NEW YORK, NEW YORK 10022


                                    AGENDA

-   Election of directors
-   Ratification of the appointment of independent auditors
-   Action on the management proposal, as described in the Proxy Statement
-   Action on the stockholder proposal, as described in the Proxy Statement
-   Discussion


   IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE CARD
                                    ABOVE.

                              UNALLOCATED SHARES

                          LOCKHEED MARTIN CORPORATION

                         VOTING INSTRUCTION TO TRUSTEE
                        ANNUAL MEETING OF STOCKHOLDERS

The undersigned Participant in The Lockheed Salaried Employee Savings Plan Plus ("Plan") hereby instructs U.S. Trust Company of California, N.A., as Trustee under the Plan ("Trustee"), to vote a proportionate number of shares of Common Stock of the Corporation not yet allocated to Participants' accounts in accordance with the instructions on the reverse side of this card on those matters described in the Proxy Statement, and to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 25, 1996, at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, and at any adjournment thereof, and to act in its discretion on such other matters as may properly come before the meeting. Unallocated shares for which no card is returned will be voted by the Trustee in the same proportion as unallocated shares for which the Trustee receives voting instructions, as provided by the Plan. Participants are requested to mark, date and sign this card on the reverse side and to return it promptly in the enclosed envelope.

Election of Directors, Nominees:

Norman R. Augustine
Marcus C. Bennett
Lynne V. Cheney
Vance D. Coffman
Houston I. Flournoy
James F. Gibbons
Edward E. Hood, Jr.
Caleb B. Hurtt
Gwendolyn S. King
Vincent N. Marafino
Eugene F. Murphy
Allen E. Murray
Frank Savage
Daniel M. Tellep
Carlisle A.H. Trost
James R. Ukropina
Douglas C. Yearley

Your portion of the unallocated shares will be voted according to your instructions. If this card is not returned in a timely manner, any unallocated shares you are entitled to vote will be voted in the same proportion as other unallocated shares for which the Trustee receives voting instructions, as provided by the Plan. To vote in accordance with the Board of Directors' recommendations, sign and date the reverse side; no boxes need to be checked.

                                  SEE REVERSE
                                     SIDE

    - DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE -

IMPORTANT

     Whether or not you plan to attend the annual meeting of stockholders, please sign, date, and return your card as soon as possible in the return envelope provided.

     Please note that a ticket is required for admission to the meeting. If you plan to attend, please check the appropriate box on your card, and a ticket will be forwarded to you.


                            [LOCKHEED MARTIN LOGO]

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.

THIS CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE TRUSTEE MAKES NO RECOMMENDATION AS TO YOUR DIRECTIONS. IF THIS CARD IS RETURNED SIGNED AND DATED BUT NO DIRECTION IS MADE, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

       DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 & 3.
1. Election of                 FOR ALL                      WITHHELD
   Directors                     / /                           / /
   (see reverse)

(For, except vote withheld from the following nominee(s))

--------------------------------------------------------------------


2. Appointment of Auditors       FOR          AGAINST        ABSTAIN
                                 / /            / /            / /

3. Management Proposal           FOR          AGAINST        ABSTAIN
                                 / /            / /            / /

                  DIRECTORS RECOMMEND A VOTE AGAINST ITEM 4.
4. Stockholder                   FOR          AGAINST        ABSTAIN
   Proposal                      / /            / /            / /

The signer hereby revokes all previous instructions given by the signer to vote with respect to unallocated shares at said meeting or any adjournment thereof.




SIGNATURE(S)_______________________________________ DATE______________________
NOTE: Please date and sign exactly as your name appears above and return this card in the enclosed envelope.

                                                 I will attend the meeting / /


    - DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE -


                            [LOCKHEED MARTIN LOGO]

                                ANNUAL MEETING
                                OF STOCKHOLDERS
                           THURSDAY, APRIL 25, 1996
                                  10:30 A.M.
                           THE WALDORF-ASTORIA HOTEL
                                301 PARK AVENUE
                           NEW YORK, NEW YORK 10022


                                    AGENDA

   - Election of directors
   - Ratification of the appointment of independent auditors
   - Action on the management proposal, as described in the Proxy Statement
   - Action on the stockholder proposal, as described in the Proxy Statement
   - Discussion


   IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE CARD
                                    ABOVE.